                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 PNC BANK CORP
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

PNC BANK CORP.         THOMAS H. O'BRIEN
One PNC Plaza          Chairman and Chief Executive Officer
249 Fifth Avenue
Pittsburgh, PA 15222-2707
                                                             [LOGO OF PNC BANK]
March 14, 1997

Dear Shareholder:

You will find enclosed the notice of meeting, proxy statement, and proxy card for the annual meeting of shareholders of PNC Bank Corp., which will be held on Tuesday, April 22, 1997, on the 15th floor of One PNC Plaza, in Pittsburgh, Pennsylvania, beginning at 11:00 a.m.

Please review the enclosed material and complete, sign, date and return the proxy card regardless of whether you plan to attend the annual meeting, so that the matters coming before the meeting can be acted upon.

We look forward to meeting our shareholders, and welcome the opportunity to discuss the business of your company with you.

Cordially,

/s/Thomas H. O'Brien

Thomas H. O'Brien

                                                              [LOGO OF PNC BANK]

                                PNC BANK CORP.
                                ONE PNC PLAZA
                               249 Fifth Avenue
                     PITTSBURGH, PENNSYLVANIA 15222-2707

                                                       March 14, 1997

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 22, 1997

To The Shareholders:

The annual meeting of the shareholders of PNC Bank Corp. will be held on the 15th floor of One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania, on Tuesday, April 22, 1997, beginning at 11:00 a.m., local time, for the purpose of considering and acting upon the following matters:

  (1) The election of 19 directors to serve until the next annual meeting and until their successors are elected and qualified;

  (2) A proposal to approve the PNC Bank Corp. 1997 Long-Term Incentive Award Plan;

  (3) A proposal to approve an amendment to the PNC Bank Corp. Employee Stock Purchase Plan; and

  (4) Such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 24, 1997 are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

A proxy statement, form of proxy and self-addressed envelope are enclosed. Please complete, date and sign the proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you attend the meeting, you may then withdraw your proxy and vote in person.

By Order of the Board of Directors,

/s/William F. Strome

William F. Strome
Corporate Secretary

                                                              [LOGO OF PNC BANK]

                                PNC BANK CORP.
                                 ONE PNC PLAZA
                               249 Fifth Avenue
                      PITTSBURGH, PENNSYLVANIA 15222-2707

                                                          March 14, 1997
                                PROXY STATEMENT

        FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 22, 1997

  The enclosed proxy is being solicited by the Board of Directors ("Board of Directors" or "Board") of PNC Bank Corp. ("Corporation" or "PNC") for use at the Corporation's annual meeting of shareholders to be held April 22, 1997, or at any adjournment thereof ("meeting" or "annual meeting"). Solicitation of proxies may be made by mail, personal interviews, telephone and facsimile by officers and employees of the Corporation and its subsidiaries. The Corporation has retained D. F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $10,000 plus out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of the stock held of record by such persons. Expenses for such solicitation will be borne by the Corporation. The proxy statement and form of proxy are first being mailed to shareholders on or about March 14, 1997.

  The enclosed proxy is revocable at any time prior to the actual voting of such proxy by the filing of an instrument revoking it, or a duly executed proxy bearing a later date, with the Corporate Secretary of the Corporation. In the event your proxy is mailed and you attend the meeting, you may revoke your proxy and cast your vote personally. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting in accordance with instructions, if any. Unless otherwise directed, proxies will be voted FOR the election as director of each of the persons named on page 3, FOR the proposal to approve the PNC Bank Corp. 1997 Long-Term Incentive Award Plan as described beginning on page 21, and FOR the proposal to approve an amendment to the PNC Bank Corp. Employee Stock Purchase Plan as described beginning on page 27.

  The Board of Directors has fixed the close of business on February 24, 1997 as the record date for determining shareholders entitled to receive notice of and to vote at the meeting and any adjournment thereof ("Record Date"). On the Record Date, there were issued and outstanding 322,038,350 shares of the Corporation's common stock, par value $5.00 per share ("Common Stock") and the following shares of the Corporation's preferred stock entitled to vote at the meeting: 16,258 shares of $1.80 Cumulative Convertible Preferred Stock-Series A ("Preferred Stock-A"); 4,452 shares of $1.80 Cumulative Convertible Preferred Stock-Series B ("Preferred Stock-B"); 325,610 shares of $1.60 Cumulative Convertible Preferred Stock-Series C ("Preferred Stock-C") and 439,896 shares of $1.80 Cumulative Convertible Preferred Stock-Series D ("Preferred Stock-D") (collectively, "Voting Preferred Stock"). As of the Record Date, there were 6,000,000 shares of Fixed/Adjustable Rate Noncumulative Preferred Stock, Series F ("Preferred Stock-F") issued and outstanding. Holders of Preferred Stock-F have no voting rights except in limited circumstances not applicable to the matters which are anticipated to come before the annual meeting for a vote.

  The holders of Common Stock are entitled to one vote per share. Holders of each share of Voting Preferred Stock are entitled to a number of votes equal to the number of full shares of Common Stock which can be acquired upon conversion of such preferred stock, with holders of Preferred Stock-A and Preferred Stock-B being entitled to 8 votes per share and the holders of Preferred Stock-C and Preferred Stock-D being entitled to 4 votes per 2.4 shares. Holders of record of the Common Stock and Voting Preferred Stock will vote together as a single class at the meeting, as described in the section captioned "Voting Procedures" beginning on page 31. The presence in person or by proxy of the holders of a majority in voting power of the Common Stock and the Voting Preferred Stock will constitute a quorum for the transaction of business at the meeting.

  THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO EACH SHAREHOLDER UPON WRITTEN REQUEST A COPY (WITHOUT EXHIBITS, UNLESS OTHERWISE REQUESTED) OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") FOR THE YEAR ENDED DECEMBER 31, 1996. REQUESTS FOR COPIES SHOULD BE ADDRESSED TO GLENN DAVIES, VICE PRESIDENT-- FINANCIAL REPORTING, PNC BANK CORP., ONE PNC PLAZA, 249 FIFTH AVENUE, PITTSBURGH, PENNSYLVANIA 15222-2707. REQUESTS MAY ALSO BE DIRECTED TO MR. DAVIES AT (412) 762-1553 OR TO GDAVIES@USAOR.NET ON THE INTERNET. COPIES MAY ALSO BE ACCESSED ELECTRONICALLY BY MEANS OF THE SEC'S HOME PAGE ON THE INTERNET AT HTTP://WWW.SEC.GOV. THE ANNUAL REPORT ON FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                                     ITEM 1

                             ELECTION OF DIRECTORS

INFORMATION CONCERNING NOMINEES

  The By-Laws of the Corporation provide that the number of directors shall be not fewer than five nor more than 36 as from time to time determined by the Board of Directors. Pursuant to the recommendation of the Committee on Corporate Governance, the Board has acted to fix at 19 the number of directors to be elected at the annual meeting. The persons named below are nominees for election as directors to hold office until the next annual meeting of shareholders and the election and qualification of their successors.

  The proxies solicited hereby, unless directed to the contrary therein, will be voted FOR all nominees named below. All such nominees are now directors of the Corporation and all have consented to being named in this proxy statement and to serve if elected. Two directors currently serving on the Board, Messrs. Arthur J. Kania and Donald I. Moritz, are not standing for re-election. The Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve as a director, but if for any reason any nominee should not be available or able to serve, the accompanying proxy will be voted by the persons acting under said proxy in accordance with the recommendations of the Board of Directors.

  The table below sets forth the names of the nominees for election as directors of the Corporation; their principal occupations as of January 15, 1997; the year they first became directors of the Corporation; and their directorships of certain other companies. All nominees have held the position indicated or another senior executive position with the same entity or one of its affiliates or a predecessor corporation for at least the past five years, except as otherwise indicated.

                                                                                        Director
Name                     Age                    Principal Occupation                     Since
----                     ---                    --------------------                    --------
Paul W. Chellgren         54 Chairman and Chief Executive Officer of Ashland Inc.         1995
                             (energy company)
Robert N. Clay            50 President and Chief Executive Officer of Clay Holding        1987
                             Company (investments)
George A. Davidson, Jr.   58 Chairman and Chief Executive Officer of Consolidated         1988
                             Natural Gas Company (public utility holding company)
David F. Girard-diCarlo   54 Managing Partner of Blank Rome Comisky & McCauley            1995
                             (law firm)
Dianna L. Green           51 Senior Vice President of Customer Operations of Duquesne     1995
                             Light Company (public utility)
C. G. Grefenstette        69 Chairman and Chief Executive Officer of The Hillman          1989
                             Company (diversified operations and investments)
Bruce C. Lindsay          55 Chairman and Managing Director of Brind-Lindsay &            1995
                             Company Inc. (investment company)
Thomas Marshall           68 Retired Chairman and Chief Executive Officer of              1989
                             Aristech Chemical Corporation (chemicals)
W. Craig McClelland       62 Chairman and Chief Executive Officer of Union Camp           1985
                             Corporation (paper manufacturing and land resources)
Thomas H. O'Brien         60 Chairman and Chief Executive Officer of the Corporation      1983

Jackson H. Randolph       66 Chairman of Cinergy Corp. (public utility holding company)   1988

James E. Rohr             48 President of the Corporation                                 1989

Roderic H. Ross           66 Chairman and Chief Executive Officer of Keystone State       1979
                             Life Insurance Company (insurance company)
Vincent A. Sarni          68 Retired Chairman and Chief Executive Officer of PPG          1989
                             Industries, Inc. (glass, chemicals, coatings and resins)
Garry J. Scheuring        57 Vice Chairman of the Corporation;+ and former                1995
                             Chairman, President and Chief Executive Officer of
                             Midlantic Corporation (financial services)
Richard P. Simmons        65 Chairman, President, and Chief Executive Officer of          1976
                             Allegheny Teledyne Incorporated (specialty metals
                             and diversified businesses)
Thomas J. Usher           54 Chairman and Chief Executive Officer of USX                  1992
                             Corporation (energy, steel and diversified business)
Milton A. Washington      61 President and Chief Executive Officer of Allegheny           1994
                             Housing Rehabilitation Corporation (housing rehabilitation and construction)
Helge H. Wehmeier         54 President and Chief Executive Officer of Bayer               1992
                             Corporation (specialty chemicals, pharmaceuticals, and
                             imaging and graphic systems)
                              Directorships in Companies
                              Other than the Corporation
                               Filing Reports with the
Name                                     SEC
----                          --------------------------
Paul W. Chellgren        Ashland Inc.; and
                         Ashland Coal, Inc.
Robert N. Clay           None

George A. Davidson, Jr.  Consolidated Natural Gas Company;
                         and B.F. Goodrich Company
David F. Girard-diCarlo  None
Dianna L. Green          None

C. G. Grefenstette       Owens & Minor, Inc.

Bruce C. Lindsay         None
Thomas Marshall          Allegheny Teledyne Incorporated; and
                         Ashland Coal, Inc.
W. Craig McClelland      Union Camp Corporation; and
                         Allegheny Teledyne Incorporated
Thomas H. O'Brien        Bell Atlantic Corporation; and
                         Hilb, Rogal and Hamilton Company
Jackson H. Randolph      Cinergy Corp.; and
                         Cincinnati Financial Corporation
James E. Rohr            Allegheny Teledyne Incorporated;
                         Student Loan Marketing Association;
                         and Equitable Resources, Inc.
Roderic H. Ross          Hunt Manufacturing Company

Vincent A. Sarni         PPG Industries, Inc.;
                         Hershey Foods Corporation; and
                         The LTV Corporation
Garry J. Scheuring       None
Richard P. Simmons       Allegheny Teledyne Incorporated; and
                         Consolidated Natural Gas Company
Thomas J. Usher          USX Corporation
                         PPG Industries, Inc.
Milton A. Washington     None
Helge H. Wehmeier        None

--------
+Mr. Scheuring resigned as a Vice Chairman of the Corporation, effective as of the close of business on February 28, 1997.

BOARD AND COMMITTEES

  The Board of Directors has six standing committees: an Audit Committee, an Asset and Liability Management Committee, a Credit Committee, a Committee on Corporate Governance, a Personnel and Compensation Committee and an Executive Committee.

  The Audit Committee is responsible for assisting the Board of Directors in fulfilling its statutory and fiduciary responsibilities for the audit function of the Corporation and its subsidiaries and in monitoring its accounting and financial reporting practices; determining that the Corporation has adequate administrative, operational and internal accounting controls and that the Corporation is operating in accordance with its prescribed procedures and codes of conduct; determining that the Corporation has in place policies and procedures to enable it to comply with applicable laws and regulations and that such compliance is occurring; and providing general oversight for the internal and external audit function. Its functions include recommending to the Board of Directors the appointment of the independent auditors and reviewing with the internal auditors and the independent auditors their annual audit plans and monitoring their progress during the year. The Committee is presently comprised of Messrs. Davidson (Chairman), Chellgren, Girard-diCarlo, Grefenstette, Kania, Moritz, Usher and Wehmeier.

  The Asset and Liability Management Committee is primarily responsible for monitoring the Corporation's interest rate and liquidity risks. In performing this function, the Committee reviews and approves (when appropriate) key asset and liability policies regarding interest rate sensitivity, financial derivatives and funding needs and reviews management reports regarding these policies and activities related thereto. The Committee is presently comprised of Ms. Green and Messrs. Grefenstette (Chairman), Clay, Kania, O'Brien, Sarni, Simmons and Wehmeier.

  The Credit Committee is responsible for reviewing and approving (when appropriate) loan policies and reports of compliance therewith; reviewing credit policy officer committee activities; and reviewing reports regarding lending and credit activities, as well as the Corporation's credit quality. The Committee is presently comprised of Messrs. McClelland (Chairman), Girard-diCarlo, Lindsay, Marshall, Randolph, Rohr, Ross, Scheuring and Washington.

  The Committee on Corporate Governance is responsible for recommending to the Board of Directors persons to be nominated for election or appointment as directors of the Corporation and monitoring and recommending enhancements to the Corporation's corporate governance framework, particularly with respect to the structure, processes, and proceedings of the Board of Directors. In performing the nominating function, the Committee considers director nominees recommended by shareholders. Such recommendations must be submitted in writing no later than November 14, 1997 to the Corporate Secretary, PNC Bank Corp., One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, and include the name, age, citizenship, residence, qualifications and directorships and other positions held by the proposed nominee in business, charitable, and community organizations. The Committee is presently comprised of Ms. Green and Messrs. Sarni (Chairman), Davidson, Lindsay, Randolph, Ross, Simmons and Wehmeier.

  The Personnel and Compensation Committee is responsible for recommending to the Board of Directors the persons to be elected as Chairman, President, and Vice Chairmen of the Corporation and establishing the compensation of the executive officers of the Corporation. The Committee also makes recommendations to the Board of Directors regarding the adoption of employee benefit, bonus, incentive compensation or similar plans and is responsible for their oversight. The Committee is presently comprised of Messrs. Usher (Chairman), Chellgren, Clay, Marshall, McClelland, Moritz and Washington.

  The Executive Committee has all the powers of the Board of Directors to the extent permitted by law and can exercise such powers between meetings of the Board of Directors. The Committee is presently comprised of Messrs. Simmons (Chairman), Davidson, Grefenstette, McClelland, O'Brien, Rohr, Sarni, Scheuring and Usher.

  The Board of Directors met ten times in 1996. During 1996, the Board's committees held the following number of meetings: Audit Committee--four meetings; Asset and Liability Management Committee--five meetings; Credit Committee--four meetings; Committee on Corporate Governance--two meetings; Personnel and Compensation Committee--seven meetings; and Executive Committee--two meetings.

  In 1996, each director then serving attended at least 75% of the combined total of meetings of the Board of Directors held during his or her period of service and meetings of each committee of the Board on which such director served.

COMPENSATION OF DIRECTORS

  Executive officers of the Corporation who are directors or members of committees of the Board of Directors of the Corporation or its subsidiaries receive no compensation for serving in such positions. All non-officer directors of the Corporation are compensated for their services by a per diem fee of $1,200 for any day's participation in a Board or committee meeting, or any combination thereof, an annual retainer fee of $32,000 for Board membership and, in accordance with the terms of the Corporation's 1992 Director Share Incentive Plan ("Director Share Plan"), a number of shares of Common Stock having a fair market value on the date of the award equal to $5,000. In addition, the chairman of each standing committee receives a $3,000 annual retainer fee. For 1996, the Corporation did not pay more than $62,800 in aggregate fees, including the value of Common Stock awarded pursuant to the Director Share Plan, to any one director.

  Pursuant to the Directors Retirement Plan, each current or future non-officer director of the Corporation who served as a director of the Corporation or a predecessor or acquired corporation or other business entity for at least five years will be paid an annual cash retirement benefit. The amount of the annual benefit will be equal to the annual retainer fee in effect for non-officer directors of the Corporation on the date of the director's retirement. The annual benefit will be paid for the lesser of ten years or the life of the retired director, with payment to commence on the later of age 65 or retirement from the Board of Directors.

  Under the terms of the Directors Deferred Compensation Plan ("Deferred Plan") approved in 1996 by the Board upon the recommendation of the Committee on Corporate Governance, non-officer directors may elect to defer the receipt of all or a portion of the compensation otherwise payable to them as a result of their service as a director. The minimum deferral amount is $10,000 per year. A director may elect one of two investment options with respect to amounts deferred: an interest rate alternative or an investment in phantom shares of Common Stock. Investment elections may be changed quarterly. A director may also elect the event or date when amounts credited to his or her account are paid out and whether the payout shall be in a lump sum or a designated number of annual installments (not to exceed ten annual installments). The director may designate a beneficiary to receive unpaid amounts in the account upon the director's death.

COMMON STOCK PURCHASE GUIDELINE

  In 1995, upon the recommendation of the Committee on Corporate Governance, the Board of Directors adopted a Common Stock purchase guideline which requires that each non-officer director annually purchase Common Stock in an amount equal to twenty-five percent of the annual retainer fee then in effect.

 SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL
                                    OWNERS

  The following table sets forth information concerning beneficial ownership of the Corporation's Common Stock as of January 15, 1997, by each director and nominee for election as a director, each of the five executive officers named in the Summary Compensation Table on page 16 and all directors and executive officers of the Corporation as a group. The number of shares shown as beneficially owned by each director and executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the table set forth below, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of January 15, 1997 through the exercise of any option, warrant or right.

            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

                                                             Amount and Nature
Name                                                      of Beneficial Ownership
----                                                      -----------------------
Richard C. Caldwell                                                177,143(/1/)(/2/)
Paul W. Chellgren                                                    6,155
Robert N. Clay                                                       4,789
George A. Davidson, Jr.                                              8,832
David F. Girard-diCarlo                                              1,318
Dianna L. Green                                                      4,436
C. G. Grefenstette                                                 471,552(/3/)(/4/)
Walter E. Gregg, Jr.                                               197,076(/1/)(/2/)
Arthur J. Kania*                                                   436,136
Bruce C. Lindsay                                                     2,080
Thomas Marshall                                                     44,211
W. Craig McClelland                                                  4,022(/4/)
Donald I. Moritz*                                                    5,007(/4/)
Thomas H. O'Brien                                                  978,608(/1/)(/2/)(/4/)
Jackson H. Randolph                                                 11,458
James E. Rohr                                                      462,849(/1/)(/2/)
Roderic H. Ross                                                      5,767
Vincent A. Sarni                                                    15,480(/4/)
Garry J. Scheuring                                                 200,912(/1/)(/2/)
Richard P. Simmons                                                  81,230(/4/)
Thomas J. Usher                                                      4,761
Milton A. Washington                                                18,610
Helge H. Wehmeier                                                    3,399
Directors and executive officers as a group (32 persons)         4,038,443(/1/)(/2/)(/3/)(/4/)**

--------
 * Not standing for re-election.
** As of January 15, 1997, there were 324,172,568 shares of the Corporation's
   Common Stock issued and outstanding. The number of shares of Common Stock held by each individual is less than 1% of the outstanding Common Stock; the total number held by the group equals 1.25% of the class. These percentages were calculated by adding shares subject to exercisable stock options to the foregoing number. The number shown also includes 247,600 restricted shares of Common Stock held by 11 executive officers. The number of restricted shares held by each executive officer named in the Summary Compensation Table on page 16 is shown in footnote (e) to that table.

(1) Includes shares held in the Corporation's Incentive Savings Plan, a qualified employee benefit defined contribution plan.

(2) Includes shares subject to exercisable stock options held by the executive officers. The shares subject to such options are as follows, for Messrs. O'Brien (679,000 shares), Rohr (357,500 shares), Gregg (147,400 shares), Scheuring (71,500 shares), Caldwell (155,200 shares). The aggregate number of shares subject to such options for the remaining nine executive officers is 664,200.

(3) The amount listed for Mr. Grefenstette includes 142,000 shares held in a trust of which Mr. Grefenstette is one of three co-Trustees; in that fiduciary capacity he shares voting and dispositive power over the trust's assets with the other co-Trustees. The amount listed for Mr. Grefenstette also includes 316,000 shares owned by Wilmington Securities, Inc., an indirect wholly-owned subsidiary of The Hillman Company, which is controlled by the trust. The amount listed for Mr. Grefenstette, however, does not include 448,000 shares owned by The Hillman Foundation, Inc.; Mr. Grefenstette, who is a Vice President and Director of the Foundation, disclaims beneficial ownership of that holding.

(4) Includes shares held jointly and/or indirectly.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  As of March 5, 1997, based solely on Schedules 13G filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), the following persons are known by the Corporation to be the beneficial owners of more than five percent of the Corporation's Common Stock. The numbers shown on the table represent holdings as of December 31, 1996 and should be interpreted in light of the related footnotes.

Name and Address of Beneficial Owner         Amount and Nature      Percent of
------------------------------------      of Beneficial Ownership     Class
                                          -----------------------   ----------
The Capital Group Companies, Inc.(/1/)        20,259,000(/2/)       5.9%(/2/)
Capital Research and Management Company
333 South Hope Street
Los Angeles, CA 90071
PNC Bank Corp.                                18,106,945(/3/)       5.6%(/3/)
PNC Bancorp, Inc.
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707

--------
(1) The shares reported by The Capital Group Companies, Inc. relate to those attributable to the following two wholly-owned operating subsidiaries, including the shares reported by the Capital Research and Management Company ("Capital Research") on a Schedule 13G filed with the SEC: (i) Capital Research, an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940; and (ii) Capital Guardian Trust Company, a Bank as defined in Section 3(a)(6) of the Exchange Act. The Corporation has been advised that each of these subsidiaries acts separately from the other and from The Capital Group Companies, Inc. in exercising investment discretion over its managed accounts.

(2) The Capital Group Companies, Inc. reports sole voting power as to 925,400 shares and sole dispositive power as to 21,379,400 shares. These shares do not include any shares as to which Capital Research reports sole voting power, but do include 20,259,000 shares as to which Capital Research reports sole dispositive power. Neither The Capital Group Companies, Inc. nor any of its affiliates own any shares of the Corporation's Common Stock directly. The shares reported are owned by various institutional accounts under the discretionary investment management of the subsidiaries identified in footnote (1); no one such managed account owns five percent or more of the Corporation's Common Stock. Beneficial ownership as to all shares reported is disclaimed by the reporting persons pursuant to Rule 13d-4 under the Act.

(3) As of December 31, 1996, the Corporation's subsidiary banks, acting in various fiduciary and representative capacities, were deemed to be the beneficial owners of an aggregate of 18,106,945 shares of Common Stock, representing 5.6% of outstanding Common Stock; no one subsidiary bank was the beneficial owner of 5% or more of outstanding Common Stock. The foregoing aggregate number of shares of Common Stock and percentage of outstanding Common Stock include 4,429 shares of Preferred Stock-C and 6,375 shares of Preferred Stock-D. The cited figures for Common Stock reflect conversion of such beneficially owned Preferred Stock into Common Stock. The bank subsidiaries had the power to vote or direct the voting of a portion of said shares as follows: 12,226,438 sole; and 4,270,344 shared. The bank subsidiaries had the power to dispose or direct the disposition of a portion of said shares as follows: 5,580,532 sole; and 2,028,312 shared. PNC Bancorp, Inc., a wholly-owned subsidiary of the Corporation, is the direct parent holding company of the Corporation's subsidiary banks.

                       COMPENSATION OF EXECUTIVE OFFICERS

PERSONNEL AND COMPENSATION COMMITTEE REPORT

  The following is the Personnel and Compensation Committee's report to shareholders on the Corporation's executive compensation policies with respect to compensation reported for fiscal year 1996. In accordance with the rules of the SEC, this report shall not be incorporated by reference into any of the Corporation's filings made under the Exchange Act or under the Securities Act of 1933.

   PERSONNEL AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION FOR
                                FISCAL YEAR 1996

 . Key compensation-related responsibilities of the Personnel and Compensation
  Committee ("Committee") of the Board of Directors ("Board"):

  . Oversee PNC Bank Corp.'s ("Corporation") compensation policies and practices;

  . Establish the annual compensation of the Corporation's executive officers;

  . Recommend to the Board the adoption or amendment of employee benefit, bonus, incentive compensation, and similar plans;

  . Oversee those plans; and

  . Conduct an annual, comprehensive review of the Corporation's executive compensation program.

 .How the Committee functions:

  . No Committee member can be a Corporation officer.

  . The Committee reviews comparative compensation data for:

    . The domestic banking industry as a whole; and

    . A peer group of selected money center bank holding companies and certain regional bank holding companies which compete in markets served by the Corporation ("Peer Group"). The banking institutions included in the Peer Group do not necessarily include the same banking institutions included in the peer group index used for the Common Stock performance graph on page 20.

  . Management provides the Committee with comparative compensation data obtained from nationally-recognized compensation consulting firms.

  . The Committee is assisted by:

    . An independent compensation consultant retained by the Committee; and

    . The Corporation's human resources, corporate compensation, legal, and accounting staffs.

 .The Corporation's executive compensation program is designed to:

  . Attract, motivate, and retain executive officers who can make significant contributions to the Corporation's long-term success;

  . Align the interests of executive officers with those of shareholders; and

  . Place a significant proportion of an executive officer's total compensation at risk by tying it to the Corporation's financial and Common Stock price performance.

 . Description of the three primary components of the Corporation's executive compensation program: base salary; annual incentive awards; and annual long-term incentive awards:

  .Base salary

    . The base salary structure is targeted at the middle of the competitive marketplace.

    . The base salary range for an executive position is determined through an annual formal assessment by the Corporation's human resources personnel. This assessment considers the position's complexity and level of responsibility, its importance to the Corporation in relation to other executive positions, and the competitiveness of an executive's total compensation.

    . Each executive position is assigned a corporate job grade with a salary range which approximates the salary practices of:

      . The general domestic banking industry for all officers except the Corporation's Chief Executive Officer and the President; or

      . The Peer Group for the Chief Executive Officer and the President because the Peer Group's chief executive officers and presidents have duties and responsibilities which more closely approximate those of Mr. O'Brien and Mr. Rohr, respectively.

    . Subject to the Committee's approval, the level of an executive officer's base pay within a salary range is determined on the basis of:

      . Relevant comparative compensation data; and

      . The Chief Executive Officer's assessment of the executive's performance, experience, demonstrated leadership, job knowledge, and management skills.

  .Annual incentive awards

    . For 1996, annual incentive awards were made under two plans. For the Chief Executive Officer and the other four executive officers included in the compensation tables beginning on page 16 ("named executive officers"), awards were paid under the 1996 Executive Incentive Award Plan ("1996 Plan"), which was approved by shareholders at the Corporation's 1996 annual meeting. With respect to other eligible executive officers, awards were paid under the shareholder-approved 1994 Annual Incentive Share Award Plan ("1994 Plan"). Participants in the 1996 Plan do not also receive an award under the 1994 Plan.

    . These cash awards are intended to provide a linkage among executive performance, annual objective performance measures, and long-term shareholder value.

  .How annual incentive awards are calculated under the 1996 Plan:

    . The 1996 Plan is designed to give the Committee the flexibility to make annual incentive awards that are comparable to those found in the marketplace in which the Corporation competes for executive talent. The 1996 Plan permits the payment of annual incentive awards that qualify as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code").

    . Before the end of the first quarter of 1996, the Committee assigned each participant an incentive award amount, expressed as the maximum percentage of the compensation pool available to that participant for the 1996 award period. For 1996, the compensation pool was equal to one-half of one percent of the Corporation's 1996 net income.

    . No participant can be assigned a percentage of the compensation pool greater than 35% and the sum of all percentages assigned cannot exceed 100% of the compensation pool.

    . During the first quarter of 1997, the Committee:

      . Confirmed the identity of the executive officers eligible to participate in the 1996 Plan;

      . Computed and certified the size of the compensation pool for the 1996 award period, based upon financial statements supplied by the Corporation's officers; and

      . Determined the amount of the incentive award to be paid to each participant, based on:

                . the maximum percentage of the compensation pool assigned to a participant during the first quarter of 1996; and

                . such qualitative or quantitative performance factors the
                  Committee deemed relevant in adjusting the incentive award payable to the level shown in the Summary Compensation Table on page 16, in the column captioned "Bonus($)," for the year 1996.

  .How annual incentive awards are calculated under the 1994 Plan:

    . The target amount payable to an executive officer as an annual incentive award under the 1994 Plan is a function of the officer's salary grade, expressed as a percentage of base salary. The percentage amount generally increases as the officer's salary grade increases.

    . When setting the 1996 target annual incentive awards, the Committee assumed that the 1996 target performance goal would be achieved. Achievement of that goal would result in the payment of median annual incentive amounts, in terms of the domestic banking industry.

    . There are four factors which affect the size of actual award payments:

      . "EPS Goal"--This goal is based on the Corporation's earnings per share in relation to the Corporation's budget or profit plan. The EPS Goal is used as the primary performance measure when making annual incentive awards. Management established, subject to Committee approval, the target EPS Goal for 1996.

      . "Relative Goals"--These goals are based on the Corporation's return on average assets and return on average equity relative to the Peer Group.

      . The Chief Executive Officer's assessment of an executive officer's performance is also considered.

      . The Committee may, in its sole discretion, increase, reduce, or eliminate an executive officer's award, based on its assessment of the officer's performance.

  .Annual long-term incentive awards

    . The 1996 stock option grants were made under the 1992 Long-Term
      Incentive Award Plan ("Long-Term Plan").

    . The Long-Term Plan is intended to focus the efforts of executive officers on performance which will increase the equity value of the Corporation for its shareholders.

    . The Committee may grant incentive stock options and nonstatutory stock options to purchase shares of Common Stock. The options are granted at an exercise price per share not less than the fair market value of a share of Common Stock on the date of grant. The Committee may also grant stock appreciation rights, performance units, and incentive or restricted stock. For 1996, only nonstatutory stock options were granted.

  .How the number of stock options granted under the Long-Term Plan is determined:

    . A number of stock options is established which would position the executive officer competitively relative to the domestic banking industry (approximately at the median) with respect to long-term compensation. This number is called the "base-line amount" and is used as a reference point for upward and downward adjustments to the stock option grant level. The base-line amount is adjusted periodically in order to achieve the market competitive objective.

    . Each year, the stock option grant level may be adjusted upward or downward from the base-line amount. This adjustment is based on the Corporation's total shareholder return as compared to the Peer Group.

    . If the Corporation's total shareholder return is significantly higher or lower than the Peer Group's median return, the number of options to be granted will be adjusted above or below, respectively, the base-line amount.

    . For the 1996 stock option grants, Common Stock appreciation and dividend payments during 1995 were used to calculate total shareholder return.

    . By 1998, and in each following year, total shareholder return will be based on Common Stock appreciation and dividend payments for the three most recent years. For example, the 1998 grants will be based on Common Stock appreciation and dividend payments for the period 1995 through 1997.

    . The 1996 option grant levels shown on the Option Grant Table on page
      18 reflect an approximately 10% increase over the previous grant in 1994. (No options were granted in 1995 due to a timing change related to the implementation of a revised method of calculating stock option levels.) This adjustment was made to maintain the overall competitiveness of the grant level.

 .Chief Executive Officer compensation

  . With input from the Committee's independent compensation consultant, the Committee discusses matters affecting Mr. O'Brien's compensation privately, without Mr. O'Brien or other officers present.

  . In arriving at a decision affecting Mr. O'Brien's compensation, the Committee considered:

    . The Corporation's financial performance, Common Stock price performance, and industry-wide and Peer Group compensation data; and

    . Mr. O'Brien's leadership, decision-making skills, experience, knowledge, communication with the Board, and strategic recommendations, as well as the Corporation's positioning for future performance.

    . The Committee did not place any particular relative weight on one of these factors over another, but the Corporation's financial performance is generally given the most weight.

  . The Committee's decisions regarding Mr. O'Brien's compensation are reported to and discussed by the full Board at its next regularly scheduled meeting. These discussions are conducted privately, without Mr. O'Brien or other officers present.

  . For 1996, the Committee made the following decisions regarding Mr.
    O'Brien's compensation:

    . In December 1995, Mr. O'Brien's 1996 base salary was increased above the level established for him for 1995.

    . In February 1996, the Committee granted Mr. O'Brien 132,000 nonstatutory stock options, using the total shareholder return methodology described in this report. These options have an exercise price per share of $31.125, the average of the high and low prices of a share of Common Stock on the date of grant.

    . In February 1997, in accordance with the methodology used for calculating annual incentive awards under the 1996 Plan, the Committee authorized the payment to Mr. O'Brien of $1,150,000 as an incentive award for 1996.

  . In deciding upon the size of Mr. O'Brien's 1996 incentive award payment, the Committee considered these significant accomplishments:

    . Net interest income grew 13% and noninterest revenues increased 11%, reflecting the impact of initiatives to reduce reliance on wholesale investment activities and substantial growth in fee-based businesses.

    . Net interest margin widened 68 basis points to 3.83% as the proportion of average loans to earning assets increased to 76% from 66% a year ago.

    . The Midlantic Corporation integration was successfully completed with cost savings above expectations.

    . The progress made in the implementation of the AAA affinity program positioned the Corporation to market a full range of products and services to AAA members nationwide.

    . Asset quality remained strong. Nonperforming assets continued to decline, representing 0.88% of loans and foreclosed assets at December 31, 1996, and net charge-offs were 0.33% of average loans.

    . The Corporation aggressively pursued capital management initiatives, including the repurchase of approximately 23 million shares of Common Stock during 1996.

 .Tax policy

  . Section 162(m) of the Code disallows a federal income tax deduction for compensation over $1 million paid to the Chief Executive Officer and any of the executive officers included in the compensation tables following this report, subject to certain exceptions.

  . One exception applies to compensation paid pursuant to shareholder-approved plans that are performance-based.

  . The Committee intends that awards made under the 1996 Plan be eligible for the performance-based exception, and therefore eligible as a federal income tax deduction for the Corporation.

  . The Committee unanimously recommended to the Board that the Long-Term
    Plan be amended and restated and resubmitted to the shareholders for approval as the 1997 Long-Term Incentive Award Plan. A transitional rule under Section 162(m) requires that this plan be approved by shareholders at the Corporation's 1997 annual meeting. More detailed information is provided in the discussion of Item 2, beginning on page 21.

  . The Committee has taken and will continue to take whatever actions are necessary to minimize, if not eliminate, the Corporation's nondeductible compensation expense under Section 162(m). While keeping this goal in mind, the Committee will also try to maintain the flexibility which the Committee believes to be an important element of the Corporation's executive compensation program.

 .Other highlights of compensation-related developments since the Committee's previous report:

  . As disclosed in last year's Committee report and the accompanying award table, during 1995 a small number of key executive officers, including each of the named executive officers except Mr. Scheuring, received special performance incentive share awards. A specified number of restricted shares of Common Stock were to be issued to each award recipient upon the achievement of performance conditions based on the per share price of Common Stock. During 1996 the Committee certified that both performance conditions had been satisfied as of September 16, 1996 and November 1, 1996, respectively. As a result, restricted shares of Common Stock were issued in the name of Messrs. O'Brien (66,900 shares), Rohr (42,400 shares), Gregg (31,900 shares), and Caldwell (17,600 shares) and the other executive officers who had been granted awards. Although the recipients are entitled to receive dividends on and vote the shares issued, the shares will be forfeited if the officer leaves the Corporation's employ within two years after the applicable performance condition was satisfied. This two-year restricted period may be eliminated upon certain employment terminations in the event of a change in control.

  . The Committee deleted from the Corporation's 1994 Plan the provision which established 150% of a Participant's target award as the maximum amount that can be paid based on performance goal achievement in excess of target levels. The Committee also eliminated the Plan's limitation on the Committee's discretion to make upward adjustments to awards. In view of the adoption of the 1996 Executive Incentive Award Plan, these limitations are no longer necessary for purposes of Section 162(m) of the Code. Also, the Committee believes that it should have greater flexibility to recognize superior performance through increased incentive award payments made under this plan.

  . The Committee unanimously recommended to the Board that the authorized shares of Common Stock issuable under the Corporation's Employee Stock Purchase Plan be increased by 4,000,000 shares and that the Plan's term be extended to May 31, 2003, subject to shareholder approval of the increase in issuable shares. The reasons for this recommendation are detailed in Item 3 of this proxy statement, beginning on page 27.

  . The Committee unanimously recommended to the Board that certain changes be made to the Corporation's benefits and compensation programs to protect certain key executives' benefits and compensation in the event their employment is terminated after a change in control of the Corporation. The Board approved those recommendations and the resulting change in control arrangements are discussed following this report, on page 15.

 .Conclusion:

  . Based upon its annual, comprehensive review of the Corporation's executive compensation program, the Committee has concluded that the program's basic structure is appropriate, competitive, and effective to serve the purposes for which it was established.

                                      MEMBERS OF THE COMMITTEE:

                                      Thomas J. Usher (Chairman)
                                      Paul W. Chellgren
                                      Robert N. Clay
                                      Thomas Marshall
                                      W. Craig McClelland
                                      Donald I. Moritz
                                      Milton A. Washington

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No member of the Personnel and Compensation Committee is an officer or former officer of the Corporation or any of its subsidiaries.

  Certain directors, nominees and executive officers and/or their associates, including certain members of the Personnel and Compensation Committee and their respective associates, were customers of and had transactions with the Corporation or its subsidiaries during 1996. Transactions which involved loans or commitments by subsidiary banks were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. Blank Rome Comisky & McCauley, the law firm for which Mr. Girard-diCarlo serves as Managing Partner, and Kania, Lindner, Lasak and Feeney, the law firm of which Mr. Kania is a partner, were retained to provide legal services to one or more of the Corporation's subsidiaries during 1996 and may provide similar services during 1997.

CHANGE IN CONTROL AND OTHER ARRANGEMENTS

  The Corporation has entered into change in control severance agreements with each of the executive officers named in the Summary Compensation Table, other than Mr. Scheuring, and certain other executive officers. If the executive officer's employment is terminated by the Corporation without cause or by the executive officer for good reason, during a period of up to three years (two years for certain executive officers) following a change in control of the Corporation, the executive officer will receive severance benefits, including
(i) a lump sum payment of up to three times (two times for certain executive officers) the executive officer's annual base salary and bonus; (ii) the payment of at least the target bonus for the executive officer for the fiscal year during which the executive officer's employment is terminated; (iii) up to three years (two years for certain executive officers) of additional benefits under the Corporation's retirement and benefit plans; and (iv) a payment to reimburse the executive officer for any excise taxes on severance benefits that are considered excess parachute payments under the Internal Revenue Code of 1986, as amended ("Code"). Each agreement requires the executive officer not to use or disclose any of the Corporation's confidential business information and, if the executive officer receives the above severance benefits, not to employ or solicit any officer of the Corporation during the year following the executive officer's termination. Each agreement terminates when the executive officer reaches age 65, and the Corporation may, upon one year's advance notice, simultaneously terminate all of the change in control severance agreements.

  The Corporation has also amended its displaced employee assistance plans for employees generally to increase severance benefits following a change in control under certain circumstances. If an employee's employment is terminated by the Corporation within two years following consummation of a change in control, the employee will receive a lump sum payment equal to twice the benefits to which such employee otherwise would be entitled under the applicable plan.

  In connection with the Midlantic Corporation merger, which became effective as of December 31, 1995, the Corporation entered into an employment agreement with Mr. Scheuring which includes the following terms and conditions: (i) a term commencing on December 31, 1995 and ending on the third anniversary thereof; (ii) annual base salary in an amount not less than $650,000; (iii) a bonus for 1996 in an amount equal to the greater of 1996 salary and the amount that would otherwise by payable under PNC's incentive award plan and, thereafter, as described in the following clause; (iv) participation in all of PNC's compensation and benefit (including perquisite and, after 1996, annual bonus) plans or arrangements at a level, in each case, that is not less favorable than the level at which provided to any other member of PNC's Office of the Chairman (other than the Chairman); and (v) non-competition and confidentiality covenants by Mr. Scheuring. Under the terms of the employment agreement, if the agreement is terminated by Mr. Scheuring for any reason other than by reason of death or disability, he is entitled to receive, among other things, his full base salary through the date of termination at the highest annual rate in effect during the 12 months immediately preceding the time notice of termination is given. Mr. Scheuring is also entitled to a cash severance payment equal to 2.99 times his "base amount" as defined in Section 280G of the Code, but excluding from the computation of Mr. Scheuring's base amount any income from the exercise or settlement of stock options during 1995 and 1996. Mr. Scheuring has terminated his employment with the Corporation, effective as of the close of business on February 28, 1997. As required by the terms of Mr. Scheuring's employment agreement, the Corporation has paid to him the following amounts, in addition to base salary through the date of termination: $2,588,046 as a severance payment; $95,625 as a pro rata incentive award for 1997; and $367,868 as the present value of certain additional retirement benefit payments.

SUMMARY COMPENSATION TABLE*

  The Summary Compensation Table shows, for the years 1994 through 1996, the compensation paid or awarded to Mr. O'Brien, the Corporation's Chairman and Chief Executive Officer, and the Corporation's next four most highly compensated, policy-making executive officers; the inclusion of the four executive officers other than Mr. O'Brien in this group was based on salary and bonus earned during 1996. Mr. O'Brien and the other four executive officers are referred to collectively as the Corporation's "named executive officers." For a detailed discussion of the Corporation's executive compensation program, please refer to the Personnel and Compensation Committee Report on Executive Compensation, beginning on page 8.

                                ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                          --------------------------------- ----------------------------------
                                                              AWARDS      PAYOUTS
                                                            ---------- --------------
                                                     OTHER  SECURITIES
                                                     ANNUAL UNDERLYING   LONG-TERM      ALL
NAME AND PRINCIPAL                                    COMP   OPTIONS/  INCENTIVE PLAN  OTHER
POSITION                  YEAR  SALARY ($) BONUS ($)  ($)    SARS (#)   PAYOUTS ($)   COMP ($)
------------------        ----  ---------- --------- ------ ---------- -------------- --------
                                              (a)     (b)      (c)                     (d)(e)
Thomas H. O'Brien         1996   950,000   1,150,000  2,476  132,000          0       204,230
Chairman and Chief        1995   900,000     657,000 10,306        0          0       192,397
Executive Officer         1994   850,000     249,900  2,410  120,000          0       149,934
PNC Bank Corp.
James E. Rohr             1996   650,000     700,000  3,387   71,500          0       161,174
President                 1995   570,000     400,000 13,926        0          0       111,035
PNC Bank Corp.            1994   515,000     113,558  3,365   65,000          0        93,306
Garry J. Scheuring        1996+  650,000     650,000      0   71,500          0        50,965
Vice Chairman**
PNC Bank Corp.
Walter E. Gregg, Jr.      1996   460,000     345,000  1,181   53,400          0       119,526
Senior Executive Vice     1995   430,000     300,000  4,914        0          0        77,979
President                 1994   375,000      71,663    980   44,000          0        60,561
PNC Bank Corp.
Richard C. Caldwell       1996   330,000     330,000  1,163   29,200          0        31,810
Executive Vice President  1995   315,000     157,500  4,667        0          0        30,637
PNC Bank Corp.            1994   305,000      73,810      0   26,500          0        25,450

----
 * Footnotes to the Summary Compensation Table are set forth on page 17.
** Mr. Scheuring has resigned as a Vice Chairman of the Corporation, effective as of the close of business on February 28, 1997.
 + Mr. Scheuring, the former Chairman of the Board, President, and Chief
   Executive Officer of Midlantic Corporation, first became a PNC executive officer as of December 31, 1995.

FOOTNOTES TO SUMMARY COMPENSATION TABLE

(a) Incentive Awards for 1996 were made to each named executive officer pursuant to the Corporation's 1996 Executive Incentive Award Plan.

(b) The amounts shown represent reimbursement for certain tax liabilities. None of the named executive officers received perquisites or other personal benefits, securities, or property during 1996 which, in the aggregate, cost the Corporation the lesser of $50,000 or 10% of the named executive officer's salary and bonus earned during that year. Perquisites and other personal benefits which were received by the named executive officers were valued on the basis of their incremental cost to the Corporation and its subsidiaries, as prescribed by the rules of the SEC.

(c) No options were granted in 1995 due to a timing change related to the implementation of a revised method of calculating stock option levels. The options granted in February 1996 would have been granted in December 1995 under the practice previously followed by the Personnel and Compensation Committee.

(d) The amount shown for each named executive officer for 1996 includes the dollar value ($9,000 for each of Messrs. O'Brien, Rohr, Gregg, and Caldwell; and $7,500 for Mr. Scheuring) of matching contributions of the Corporation's Common Stock made pursuant to the Corporation's Incentive Savings Plan, a qualified employee benefit defined contribution plan. The amount also includes 1996 contributions made to the Corporation's Supplemental Incentive Savings Plan, a non-qualified employee benefit defined contribution plan, for Messrs. O'Brien ($47,500), Rohr ($29,500), Gregg ($18,100), and Caldwell ($10,300). Finally, the amount shown includes the 1996 net premiums paid by the Corporation in connection with its Key Executive Equity Plan, a split-dollar insurance arrangement, on behalf of Messrs. O'Brien ($147,730), Rohr ($122,674), Scheuring ($43,465), Gregg
    ($92,426), and Caldwell ($12,510). The net premiums disclosed in the preceding sentence, and included in "All Other Compensation" for 1994 and 1995, represent the full dollar amounts paid by the Corporation for both the term and non-term portions of the Key Executive Equity Plan.

(e) As of December 31, 1996, the named executive officers, other than Mr. Scheuring, held restricted shares of Common Stock as follows, with the aggregate dollar value shown as of that date: Messrs. O'Brien (66,900 shares; $2,517,113); Rohr (42,400 shares; $1,595,300); Gregg (31,900 shares; $1,200,237); and Caldwell (17,600 shares; $662,200).

OPTION GRANTS IN 1996

  This table provides information on stock options granted to the named executive officers in 1996. Only nonstatutory stock options were granted in 1996 under the Corporation's 1992 Long-Term Incentive Award Plan. No stock appreciation rights were granted in 1996.

                            INDIVIDUAL GRANTS--1996

                       NUMBER OF  % OF TOTAL
                      SECURITIES   OPTIONS
                      UNDERLYING  GRANTED TO                             GRANT DATE
                        OPTIONS   EMPLOYEES  EXERCISE OR BASE EXPIRATION  PRESENT
NAME                  GRANTED (#)  IN 1996     PRICE ($/SH)      DATE    VALUE ($)
----                  ----------- ---------- ---------------- ---------- ----------
                          (a)                      (b)                      (c)
Thomas H. O'Brien       132,000     4.89%        $31.125       02/13/06   964,920
James E. Rohr            71,500     2.65%        $31.125       02/13/06   522,665
Garry J. Scheuring       71,500     2.65%        $31.125       02/13/06   522,665
Walter E. Gregg, Jr.     53,400     1.98%        $31.125       02/13/06   390,354
Richard C. Caldwell      29,200     1.08%        $31.125       02/13/06   213,452

--------
(a) Options were granted on February 13, 1996 and became exercisable on February 13, 1997.
(b) Exercise price shown equals the average of the high and low sale prices of the Corporation's Common Stock on the New York Stock Exchange on February 13, 1996.
(c) The values listed in this column are based upon the Black-Scholes option pricing model. The assumptions used to determine the grant date present value of $7.31 per option are as follows: market price ($31.125), exercise price ($31.125), volatility (.3219), risk free rate of return (5.28%), estimated useful life (6 years), and dividend yield (4.70%). The Corporation in no way intends to provide any predictions or assurances with respect to option values, as some of the underlying assumptions are highly subjective. For an explanation of the method used to determine the number of options granted, please refer to the section of the Personnel and Compensation Committee Report on Executive Compensation captioned "How the number of stock options granted under the Long-Term Plan is determined," at page 11.

AGGREGATED OPTION EXERCISES IN 1996 AND 1996 YEAR-END OPTION VALUES

  This table provides information concerning exercises of nonstatutory stock options during 1996 by the named executive officers. The table also shows the number and value of unexercised options at the end of 1996.

                                                NUMBER OF SECURITIES
                                               UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                   OPTIONS AT 1996        IN-THE-MONEY OPTIONS
                                                    YEAR-END (#)            AT 1996 YEAR-END
                                              ------------------------- -------------------------
                         SHARES
                      ACQUIRED ON    VALUE
NAME                  EXERCISE (#)  REALIZED  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                  ------------ ---------- ----------- ------------- ----------- -------------
                                                                          (a)(b)         (b)
Thomas H. O'Brien       169,000    $2,136,523   547,000      132,000    $7,750,432    $915,750
James E. Rohr           101,000    $1,435,902   286,000       71,500    $3,758,000    $496,031
Garry J. Scheuring            0    $        0         0       71,500    $        0    $496,031
Walter E. Gregg, Jr.     54,000    $  720,125    94,000       53,400    $  912,750    $370,462
Richard C. Caldwell      24,400    $  607,862   126,000       29,200    $1,892,625    $202,575

--------
(a) An option is in-the-money if the fair market value of the underlying security exceeds the exercise price of the option.
(b) The dollar values shown were calculated by determining the difference between: (1) the average of the high and low sale prices of the Corporation's Common Stock on the New York Stock Exchange on December 31, 1996 (i.e., $38.0625) and (ii) the exercise prices of the various options held by the named executive officer as of December 31, 1996.

PENSION BENEFITS

  The Corporation maintains a non-contributory pension plan ("Pension Plan") for employees which is a defined benefit plan under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and is qualified under
Section 401(a) of the Code. The Corporation and certain of its subsidiaries contribute an actuarially determined amount necessary to fund total benefits payable to participants employed by them. The amount of the Corporation's annual contribution to this Plan with respect to a specified participant cannot readily be calculated by the actuaries for the Pension Plan. Benefits under the Pension Plan are based on the average of the highest base salary for five consecutive years during the last ten years of credited service ("final average compensation"), and are subject to limitations imposed by the Code.

  Retirement benefits under the Pension Plan are calculated as follows: (i) 1.3% of the final average compensation for each year of credited service up to 25 years, plus (ii) 1% of the final average compensation for each year of credited service over 25, plus (iii) 0.45% of the final average compensation in excess of the participant's social security covered compensation (determined as of the year of retirement) for each year of credited service up to 35 years.

  A supplemental benefit plan applicable to certain officers of the Corporation and its subsidiaries provides retirement benefits equal to the difference, if any, between the maximum benefit allowed under the Code and the amount provided by the Pension Plan. Under the provisions of a different supplemental benefit plan, certain officers who received cash payments in connection with annual incentive awards (or bonuses under prior cash compensation plans) are eligible for additional retirement benefits based on either the additional payment under the Pension Plan that eligible officers would receive if cash payments made in connection with annual incentive awards were included in determining final average compensation for purposes of calculating such eligible officers' pension benefits, or on an alternative minimum formula.

  The following table sets forth the estimated annual benefits payable upon normal retirement (age 65) pursuant to the provisions of the Pension Plan as supplemented by the various plans described above to persons in the indicated final average compensation and credited years of service classifications.

                 Annual Benefits for Credited Years of Service Indicated
 Final Avg.    ----------------------------------------------------------------
Compensation          15          20           25            30            35
------------          --          --           --            --            --
$  300,000        76,772     102,363       127,953       149,044       170,135
    500,000      129,272     172,363       215,453       251,044       286,635
    700,000      181,772     242,363       302,953       353,044       403,135
    900,000      234,272     312,363       390,453       455,044       519,635
  1,100,000      286,772     382,363       477,953       557,044       636,135
  1,300,000      339,272     452,363       565,453       659,044       752,635
  1,500,000      391,772     522,363       652,953       761,044       869,135
  1,700,000      444,272     592,363       740,453       863,044       985,635
  1,900,000      496,772     662,363       827,953       965,044     1,102,135
  2,100,000      549,272     732,363       915,453     l,067,044     1,218,635
  2,300,000      601,772     802,363     1,002,953     1,169,044     1,335,135
  2,500,000      654,272     872,363     1,090,453     l,271,044     1,451,635
  2,700,000      706,772     942,363     1,177,953     1,373,044     1,568,135

  Amounts reported in the Summary Compensation Table on page 16 under the columns captioned "Annual Compensation--Salary" and "Annual Compensation-- Bonus" would be included in the calculation of final average compensation for the purpose of determining the benefits shown in the table above. The named executive officers have accumulated the following credited years of service:
Messrs. O'Brien (35), Rohr (25),

Scheuring (6)*, Gregg (23), and Caldwell (7). The foregoing credited years of service were calculated by rounding each half year or more to the next highest number. The estimated annual pension benefits shown above are based on a single life annuity payment method and assume that the benefits are payable beginning at age 65, with a termination date and payment start date of February 1, 1997. The normal form of payment for a married person is the joint and survivor annuity, which provides a lower annual pension during the combined lives of the person and his or her spouse. The estimated annual benefits listed in the Pension Plan Table are not subject to any deduction for Social Security benefits or other offset amounts.

*Because a different past service formula would have been used for Mr. Scheuring's Midlantic Corporation service, his benefits may differ from the entries shown in the table; any such differences would not be material. Mr. Scheuring has resigned as a Vice Chairman of the Corporation, effective as of the close of business on February 28, 1997.

                         COMMON STOCK PERFORMANCE GRAPH

  The graph set forth below shows the cumulative shareholder return (i.e., price change plus reinvestment of dividends) on the Corporation's Common Stock during the five-year period ended December 31, 1996, as compared with: (i) an overall stock market index, the S&P 500 Index; and (ii) a peer group index, the S&P Major Regional Banks Index ("S&P Major Regional Banks"). The stock performance graph assumes that $100 was invested on January 1, 1992 for the five-year period and also shows the resultant compound growth rate ("CGR") for the performance period. The yearly points marked on the horizontal axis of the graph correspond to December 31 of that year.




                             [GRAPH APPEARS HERE]
                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
          AMONG PNC, S&P 500 INDEX AND S&P MAJOR REGIONAL BANKS INDEX


                                                                       S&P
                                                                      MAJOR
                                                                     REGIONAL
Measurement period                               S&P 500              BANKS
(Fiscal year Covered)          PNC                INDEX               INDEX
---------------------        --------            -------             -------
Measurement PT -
12/31/91                     $100                $100                $100
FYE 12/31/92                  126.16              107.62              127.34
FYE 12/31/93                  133.49              118.46              135.00
FYE 12/31/94                  102.03              120.03              127.78
FYE 12/31/95                  164.71              165.13              201.20
FYE 12/31/96                  201.05              203.05              274.92
5 year
Cumulative
Total Return                  15.0%               15.2%               22.4%







                  ASSUMES $100 INVESTMENT ON JANUARY 1, 1992
           TOTAL RETURN=PRICE CHANGE PLUS REINVESTMENT OF DIVIDENDS

  In accordance with the rules of the SEC, this section shall not be incorporated by reference into any of the Corporation's filings under the Exchange Act or the Securities Act of 1933.

                                     ITEM 2
                            PROPOSAL TO APPROVE THE
                                 PNC BANK CORP.
                      1997 LONG-TERM INCENTIVE AWARD PLAN

INTRODUCTION

  In order to preserve the federal income tax deductibility of certain compensation paid to its executive officers, the Corporation is asking shareholders to approve the PNC Bank Corp. 1997 Long-Term Incentive Award Plan ("Incentive Plan" or "Plan"). The Incentive Plan is an amendment and restatement of the existing PNC Bank Corp. 1992 Long-Term Incentive Plan ("1992 Plan") approved by shareholders at the 1992 annual meeting. The Incentive Plan, like the 1992 Plan, is intended to focus the efforts of Plan participants on performance which will increase the equity value of the Corporation for its shareholders. The Incentive Plan is substantially the same as the 1992 Plan.

REASON FOR THE PROPOSAL

  The 1992 Plan is still in effect and would not have expired until February 20, 2002, unless sooner terminated by the Board of Directors. The reason for this proposal is the shareholder approval requirement imposed under the performance-based compensation exception of Section 162(m)(4)(C) of the Code. Enacted in 1993, Section 162(m) disallows federal income tax deductions for certain executive compensation paid by the Corporation in excess of $1 million per year ("$1 million limit"). Under Section 162(m), compensation that qualifies as "performance-based compensation" is not subject to the $1 million limit. One of the conditions required to qualify compensation paid pursuant to grants and awards under the Incentive Plan as "performance-based compensation" is shareholder approval of the material terms of the Plan.

  Because the 1992 Plan had been approved by the Corporation's shareholders before December 20, 1993, the regulations issued under Section 162(m) provided a special transitional rule for obtaining shareholder approval. Under the transitional rule, the 1992 Plan did not have to be resubmitted for shareholder approval until the Corporation's 1997 annual meeting.

  Since the enactment of Section 162(m), the Board's Personnel and Compensation Committee ("Committee") has reviewed the Corporation's executive compensation program regularly in light of the $1 million limit. The Committee's guiding principle has been to minimize non-deductible compensation expense under
Section 162(m) of the Code. The Committee has also tried to maintain, to the extent possible, the flexibility which the Committee believes to be an important element of the Corporation's executive compensation program.

  For reasons related to Section 162(m), the Corporation has previously submitted for shareholder approval its Annual Incentive Award Plan and its Executive Incentive Award Plan, at its 1994 and 1996 annual meetings, respectively. Both of those plans were approved by shareholders. Similarly, the Board of Directors, upon the unanimous recommendation of the Committee, approved the Incentive Plan, subject to shareholder approval.

  The Incentive Plan makes it possible for the Committee to make grants and awards intended to qualify as deductible performance-based compensation under
Section 162(m). Nevertheless, grants and awards which do not so qualify may also be granted under the Plan. The Committee does not currently intend to make grants or awards which may be non-deductible, but the Incentive Plan permits it to do so in order to maintain the flexibility of the Corporation's executive compensation program.

DESCRIPTION OF THE INCENTIVE PLAN

  The following summary of the material terms of the Incentive Plan is qualified in its entirety by reference to the full text of the Incentive Plan, a copy of which is set forth as Exhibit A to this proxy statement. Unless otherwise specified, capitalized terms have the meaning assigned to them in the Incentive Plan. As noted above, the Incentive Plan is substantially the same as the 1992 Plan; the next section will summarize the amendments made to the 1992 Plan.

  Pursuant to the Incentive Plan, the Committee may grant Incentive Stock Options within the meaning of the Code and Nonstatutory Stock Options to Senior Executives to purchase shares of Common Stock at an exercise price per share not less than the Fair Market Value of such shares on the Date of Grant. The Committee may provide for the payment of the exercise price in cash, by delivery of Common Stock valued at its Fair Market Value on the Date of Exercise, or by a combination of both cash and the delivery of Common Stock.

  In addition, the Committee may grant stock appreciation rights independently or in tandem with Option grants. Stock appreciation rights entitle the holder upon exercise to elect to receive in cash, Common Stock or a combination thereof, the excess of the Fair Market Value of a specified number of Shares of Common Stock over the Fair Market Value of such Shares of Common Stock on the Date of Grant. In the case of a Related Option (which must be surrendered upon exercise of the Related Right), the exercise price is provided in the Related Option.

  The Committee may also grant Performance Units independently or in connection with the grant of Nonstatutory Stock Options. On the Date of Grant, the Committee will establish performance goals for a specified period; these goals may be particular to a Grantee, or the department, branch, subsidiary or other unit in which the Grantee works, or may be based on the performance of the Corporation generally. The value of a Performance Unit may not exceed the Fair Market Value of a share of Common Stock. The performance standards may be based on earnings or earnings growth; return on assets, equity or investment; regulatory compliance; satisfactory internal or external audits; improvement of financial ratings; reduction of nonperforming loans; achievement of balance sheet or income statement objectives; or any other objective goals established by the Committee. The amount realized upon exercise of Performance Units by the Grantee will depend upon the extent to which the performance goals for the specified period have been achieved. Except in limited circumstances, Options, stock appreciation rights, and Performance Units may not be exercised less than six months nor more than ten years after the Date of Grant. Currently, the Committee imposes a one-year holding period before an Option may be exercised. The terms and provisions of Options, Rights, and Performance Units are specified in an Agreement signed by the Senior Executive. The terms and provisions of Agreements need not be identical.

  Finally, the Committee may grant Incentive Share awards to Senior Executives. Incentive Share awards consist of Shares of Common Stock issued or to be issued at such times, subject to the achievement of such performance standards or other goals, and on such other terms and conditions as the Committee shall deem appropriate and specify in an Agreement. The performance standards for Incentive Share awards include the same standards identified for Performance Units in the preceeding paragraph.

  Neither the Corporation nor any of its Subsidiaries receive any cash consideration for the grant or extension of an Option, Right, Performance Unit, or Incentive Share.

  If an Option, Right or Performance Unit expires or terminates without having been fully exercised, or if Incentive Shares are not issued or are forfeited, the shares subject to the unexercised portion of the Option, Right or Performance Unit, or the shares unissued or forfeited shall become available for other grants under the Incentive Plan.

  Currently, there are approximately 1,000 Senior Executives of the Corporation and its Subsidiaries eligible to participate in the Incentive Plan. The Committee designates officers and key employees of the

Corporation or a Subsidiary as "Senior Executives" eligible to participate in the Plan. This designation is based upon the recommendations of the Corporation's management and the Committee's assessment of an individual's ability to make a significant contribution to the success of the Corporation.

  As of February 20, 1997, 10,141,853 shares of Common Stock were reserved for issuance under the Plan. As of the close of trading on March 3, 1997, the market value of one share of Common Stock was $42.50.

  The Board or Committee will have the power to terminate the Plan in whole or in part and to amend it in any respect, subject to certain limitations. Shareholder approval of Plan amendments or Plan termination is required to the extent specified by applicable law or regulations or stock exchange requirements. No termination or amendment of the Plan can adversely affect grants or awards previously made, without the consent of the participant. Capital adjustments resulting from stock dividends, stock splits, mergers, or other forms of corporate reorganizations may be made by the Committee.

  For additional information about the long-term incentive component of the Corporation's executive compensation program, please see the Committee's Report on Executive Compensation, at page 11.

PLAN BENEFITS

  The number of Nonstatutory Stock Options which would be granted for 1997 under the Incentive Plan is not determinable because additional grants may be made during the course of the year as individuals become members of the executive officer group or the non-executive officer group. In limited cases, the Committee may make additional grants to those already in either group.

  If the Incentive Plan had been in effect for the Corporation's 1996 fiscal year, the number of Nonstatutory Stock Options granted would have been identical to those granted under the existing 1992 Plan. During 1996, Nonstatutory Stock Options covering 538,900 shares of Common Stock were granted to all executive officers as a group (14 persons, including the named executive officers). The five named executive officers received Nonstatutory Stock Options covering 357,600 shares of Common Stock. The terms of these options are described in the Option Grant table on page 18.

  In addition, a non-executive officer group of 682 persons received Nonstatutory Stock Options covering 2,157,800 shares of Common Stock.

  Each Option granted on February 13, 1996, which includes all Options granted to the named executive officers, had an exercise price of $31.125. Option grants made on October 23 and November 6, 1996 had an exercise price of $35.3125 and $37.3125, respectively.

  Directors who are not executive officers of the Corporation did not receive any Options under the 1992 Plan and would not be eligible to receive any Options or other awards under the Incentive Plan.

DESCRIPTION OF AMENDMENTS

  This section will summarize the amendments to the 1992 Plan included in the Incentive Plan. The description of the amendments is only a summary and is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached as Exhibit A.

  The term of the Plan is extended for five years, from February 20, 2002 to February 20, 2007. The Board or the Committee has the authority to terminate the Plan before the new expiration date. Termination of the Plan will not affect the validity of any grant or award which is outstanding on the termination date.

  The definition of "Committee" has been revised to require all Committee members to satisfy the definition of an "outside director" for Section 162(m) purposes. In general, a director is an "outside director" if he or she is not a current employee of the Corporation; is not a former employee who receives compensation for prior services (other than certain retirement benefits); has not been an officer of the Corporation; and does not receive remuneration from the Corporation, either directly or indirectly, in any capacity other than as a director. The Committee has been composed solely of outside directors, beginning prior to the enactment of Section 162(m). The current members of the Committee are listed on page 4 under the caption "Board and Committees".

  Also for Section 162(m) purposes, an annual limitation is imposed on the maximum number of Shares as to which grants or awards may be made to one participant. This limitation is 250,000 Shares. The Committee adopted this limitation by resolution in 1994, to satisfy the then newly-issued Section 162(m) regulations. The Plan has also been amended to provide for adjustments to this limitation in the case of stock dividends, stock splits, or other corporate reorganizations.

 A new Article 19 has been added, relating to compliance with Section 162(m) of the Code. The purpose of this provision is to avoid the inadvertent loss of federal income tax deductibility for compensation paid pursuant to the Plan. Any Plan or Agreement provision or Committee action which would cause that loss is deemed to be null and void, to the extent permitted by law and deemed advisable by the Committee. In order to maintain flexibility, however, the Committee is given the authority to override the application of this provision.

  During 1996, the SEC adopted new rules under Section 16 of the Exchange Act.
Section 16 limits the ability of a corporation's directors, executive officers, and ten percent shareholders to benefit from short-swing trading in the corporation's stock. Rule 16b-3, which provides exemptions for certain employee benefit plan transactions, was completely revised, effective as of November 1, 1996. New Rule 16b-3 eliminates certain requirements which formerly applied to the 1992 Plan. The Incentive Plan was drafted in light of new Rule 16b-3 and contains limited technical amendments in response to the new rule. In particular, former Rule 16b-3 required that Options, Rights, and Performance Units be nontransferable other than by will or intestacy. New Rule 16b-3 eliminates this requirement and Article 10 of the Incentive Plan gives the Committee the discretion to provide for transferability in an Agreement. This change is intended to eliminate an unnecessary Plan restriction and increase the Committee's flexibility in making or amending grants and awards. The Committee will limit any right to transfer a grant or award in a manner consistent with the Plan's objectives and the efficient administration of the Plan. Article 10 also gives an Optionee the right to designate a beneficiary to exercise his or her Options after the Optionee's death, provided that the Committee has first expressly approved the procedures and forms necessary to effect such a designation.

  Article 3 affirms the right of the Committee Chairman to exercise such authority as may be delegated to him or her by the Committee with respect to the administration of the Plan. Such a delegation would be appropriately limited, but would promote the efficient administration of the Plan. Sections 3.3(vi) and (vii) have been added, affirming the authority of the Committee to include provisions in an Agreement relating to the forfeiture of grants and awards and the effect of a change in control of the Corporation, respectively. The Plan also has been amended to authorize the use of an "attestation procedure" in the satisfaction of the Option Price or tax liabilities incurred by a participant in connection with the Plan. An attestation procedure is used in stock-for-stock cashless option exercises to eliminate the need for an Optionee to deliver a Common Stock certificate physically to the Corporation. Instead of the stock certificate, the Optionee delivers a signed form "attesting" to his or her ownership of a specified number of shares of Common Stock (which may be in certificated or non-certificated form) and the intention to have that stock used in effecting a stock-for-stock option exercise.

  A new Section 3.7 has been added, affirming the Committee's authority to grant Reload Options, subject to such terms and conditions as the Committee may specify. A Reload Option may be granted only when a Senior Officer has exercised an Option through the surrender of already-owned shares of Common Stock. The Reload Option will be to purchase, at Fair Market Value as of the date the original Option was exercised, a number of shares of Common Stock equal to the number of whole shares surrendered by the Optionee to exercise the original Option or satisfy any related tax withholding obligation. The Reload Option will be exercisable only between its Date of Grant and the date of expiration of the original Option. A Reload Option will be subject to such terms and conditions as the Committee shall impose, including the possible cancellation of the Optionee's right to receive a Reload Option.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following discussion summarizes the federal income tax consequences to participants who may receive grants or awards under the Incentive Plan. The discussion is based upon interpretations of the Code in effect as of January 1, 1997, and the related regulations as of that date. The consequences under applicable state and local income tax laws may not be the same as under federal income tax laws.

  Nonstatutory Stock Options. For federal income tax purposes, no income is recognized by a participant upon the grant of a Nonstatutory Stock Option under the Incentive Plan. Upon the exercise of a Nonstatutory Stock Option, however, compensation taxable as ordinary income will be realized by the participant in an amount equal to the excess of the Fair Market Value on the date of such exercise of the shares of Common Stock received over the exercise price. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (i) the exercise price, increased by any compensation reported upon the participants exercise of the Option, and (ii) the amount realized on such sale or exchange. Such gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for more than one year.

  The Corporation is entitled to a deduction for compensation paid at the same time and in the same amount as the participant is considered to have realized compensation by reason of the exercise of an Option.

  Incentive Stock Options. No taxable income is realized by the participant upon the grant or exercise of an Incentive Stock Option (although income may be realized upon exercise for alternative minimum tax purposes). If shares of Common Stock are issued to a participant pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to the participant, then (a) upon sale of such shares, any amount realized in excess of the Option Price will be taxed to such participant as a long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction will be allowed to the Corporation for federal income tax purposes.

  If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of within two years after the Option was granted or within one year after the shares were transferred pursuant to the exercise of the Option, generally (a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the Fair Market Value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the Option Price thereof, and (b) the Corporation will be entitled to deduct such amount. Any further gain or loss realized will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Corporation.

  Stock Appreciation Rights and Performance Units. No taxable income is recognized by a participant upon the grant of a stock appreciation right or Performance Unit under the Incentive Plan. Upon the exercise of a stock appreciation right or Performance Unit, however, compensation taxable as ordinary income will be realized by the participant in an amount equal to the cash received upon exercise, plus the fair market value on the date of exercise of any shares of Common Stock received upon exercise increased by the amount of cash or the fair market value of stock withheld with respect to the award to satisfy withholding taxes. Shares of Common Stock received on the exercise of a stock appreciation right or Performance Unit will be eligible for capital gain treatment, with the capital gain holding period commencing on the date of exercise of the stock appreciation right or Performance Unit.

  The Corporation is entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant is considered to have realized compensation by reason of the exercise of a stock appreciation right or Performance Unit.

  Incentive Shares. A recipient of Incentive Shares generally will be subject to tax at ordinary income rates on the Fair Market Value of the Common Stock at the time the Incentive Shares are either received, or if subject to a future obligation or restriction, at the time the Incentive Shares are transferable or are no longer subject to forfeiture. However, a recipient who receives Incentive Shares which are subject to a future obligation or restriction and so elects under Section 83(b) of the Code within 30 days of the Date of Grant will have ordinary taxable income on the Date of Grant equal to the Fair Market Value of the Incentive Shares as if the Incentive Shares were unrestricted and could be sold immediately. If the Incentive Shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited Incentive Shares. Upon sale of the Incentive Shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires. However, if the recipient timely elects to be taxed as of the Date of Grant, the holding period commences on the Date of Grant and the tax basis will be equal to the Fair Market Value of the Incentive Shares on the Date of Grant as if the Incentive Shares were then unrestricted and could be sold immediately.

ACCOUNTING TREATMENT

  In October 1995, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 "Accounting for Stock-Based Compensation" ("FAS No. 123"). This statement defines a fair value based method of measuring and recording compensation cost associated with employee stock compensation plans. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized in income over the service period. FAS No. 123 also allows an entity to continue to measure compensation cost using the method of accounting prescribed by APB Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB No. 25"). Entities electing to continue using the accounting method in APB No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value based method prescribed under FAS No. 123 had been applied. The Corporation has elected to use this approach. Under APB No. 25, the grant or exercise of stock options does not result in a charge against the Corporation's earnings as long as the exercise price is not less than 100% of the fair market value of the Common Stock as of the date of grant. Therefore, under the Corporation's existing accounting policies neither the grant nor the exercise of an Incentive Stock Option or a Nonstatutory Stock Option with an exercise price not less than the Fair Market Value of the Common Stock on the Date of Grant will require a charge against the Corporation's earnings.

  Stock appreciation rights will require a charge to the Corporation's earnings in each period there is appreciation in the value of those rights anticipated to be exercised. The amount of such charge in the period of grant is based upon the difference between the Fair Market Value of the Common Stock at the end of the period and the exercise price of the Right (non-tandem stock appreciation right) or the exercise price of the Related Option (tandem stock appreciation right). In subsequent periods, the charge to earnings is based upon the difference between the Fair Market Value of the Common Stock at the end of each period and the Fair Market Value of the Common Stock in the previous period. In the event of a decline in the market value of the Common Stock, prior charges may be reversed in the current period in the amount of such decline, but such reversals on a cumulative basis cannot exceed the aggregate charges to earnings.

  Performance Units will require a charge to the Corporation's earnings in each period there is an increase in the estimated value of the Performance Units anticipated to be exercised. Such charge is based on the satisfaction of specified performance goals for a particular period. In the event of a decline in the estimated value, reversal of prior charges may be made in the amount of such decline, but such reversals on a cumulative basis cannot exceed the aggregate charges to earnings.

  Incentive Share awards will require charges to earnings, measured by the Fair Market Value of the Common Stock on either the Date of Grant or a subsequent date, to be allocated to the period or periods in which the employee performs related services.

SHAREHOLDER APPROVAL REQUIRED

  Approval of the Incentive Plan requires the affirmative vote of a majority of the votes cast by the holders of the Common Stock and the Voting Preferred Stock, voting together as a single class, in person or by proxy, at a meeting at which a quorum is present. The rules of the New York Stock Exchange also require that the total vote cast on this proposal represent over 50% in interest of the Common Stock and Voting Preferred Stock, voting together as a single class. Please see "Voting Procedures," beginning on page 31 for more information. If the Incentive Plan is not approved by the Corporation's shareholders, the Board may nevertheless continue to grant long-term incentive awards under the existing 1992 Plan. In such event, however, payments made to certain of the Corporation's executive officers may not be deductible for federal income tax purposes under Section 162(m) of the Code.

                                     ITEM 3
                        PROPOSAL TO APPROVE AN AMENDMENT
                             TO THE PNC BANK CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

INTRODUCTION

  The Corporation is asking shareholders to approve an amendment to the PNC Bank Corp. Employee Stock Purchase Plan ("Purchase Plan" or "Plan") which would increase the number of shares of Common Stock available for issuance under the Purchase Plan by 4,000,000 shares. At December 31, 1996, there were 614,154 shares of Common Stock available for issuance under the Purchase Plan.

  The purpose of the Purchase Plan is to allow eligible employees of the Corporation and its subsidiaries to purchase shares of Common Stock by means of regular payroll deductions, thereby providing an incentive for them to promote the continued success of the Corporation. Participation in the Purchase Plan is entirely voluntary.

  The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Code. The Plan is not subject to the provisions of ERISA, nor is it qualified as a pension, profit-sharing, or stock bonus plan under Section 401(a) of the Code.

  The Purchase Plan was first approved by shareholders in 1982. The Corporation's Board of Directors formally adopted the Plan on February 17, 1983 and it became effective on June 1, 1983. A Plan amendment was most recently submitted to shareholders for approval at the Corporation's 1988 annual meeting. At that meeting, shareholders approved an increase in the number of shares of Common Stock available for issuance under the Plan from 1,000,000 to 2,000,000 shares (not including the 574,537 shares previously issued on a pre-stock split basis). The number of shares of Common Stock available for issuance under the Plan was subsequently adjusted as the result of a November 1992 two-for-one Common Stock split.

REASONS FOR THE PROPOSAL

  At the Board's regular meeting held on January 2, 1997, the Board adopted a resolution increasing the number of shares of Common Stock available for issuance under the Plan by an additional 4,000,000 shares, effective upon shareholder approval at the annual meeting. The Board's resolution also provided that if the shareholders approve the requested increase in shares available for issuance, the Plan, which would otherwise expire on May 31, 1998, will be renewed for a term ending on, and including, May 31, 2003.

  The Board of Directors, or the Board's Personnel and Compensation Committee, without shareholder approval, may amend the Plan at any time, with certain exceptions. The Chairman of the Personnel and Compensation Committee may exercise limited authority pursuant to a delegation from the Board to adopt certain amendments to the Plan. Under the Code, shareholder approval is required to increase the number of shares reserved for issuance under the Purchase Plan, increase the benefits accruing to participants, or modify the requirements as to eligibility to participate in the Plan.

  The only amendment to the Plan for which shareholder approval is sought, or required, at the annual meeting is a 4,000,000 share increase in the shares of Common Stock available for issuance under the Plan. The amended Plan, a copy of which is attached as Exhibit B, also contains other minor revisions, most of which are designed to improve the efficiency of the Plan's administration. None of these other changes is material to the operation of the Plan, and none requires shareholder approval.

  As of December 31, 1996, 614,154 shares of Common Stock were available for issuance under the Purchase Plan. Currently, there are 6,216 active Plan participants; the estimated number of eligible employees currently employed by the Corporation and its subsidiaries is 17,224. During 1996, 389,531 shares of Common Stock were purchased by Plan participants. For the most recent option period, ended November 30, 1996, 183,757 shares of Common Stock were purchased by employees.

  Based on the current and anticipated level of employee participation in the Plan and the current price of a share of Common Stock, the Corporation estimates that the 614,154 shares currently reserved for issuance under the Plan could be exhausted upon the end of the option period which will conclude on May 31, 1998.

DESCRIPTION OF THE PURCHASE PLAN AS PROPOSED TO BE AMENDED

  The following description of the Purchase Plan is a summary of its terms and is qualified in its entirety by reference to the Purchase Plan as proposed to be amended, a copy of which is attached hereto as Exhibit B. Unless otherwise specified, capitalized terms have the meaning assigned to them in the amended Plan.

  Shares Subject to Sale. As proposed, an additional 4,000,000 authorized but unissued shares of Common Stock may be issued or sold under the Purchase Plan, subject to adjustment pursuant to antidilution provisions. This is in addition to the 614,154 shares currently available for issuance and the 4,534,726 shares previously purchased under the Plan.

  Administration. The Purchase Plan is administered by a committee of officers of the Corporation ("Officer Committee"). The Officer Committee is authorized to interpret the Purchase Plan, particularly in light of the applicable Code provisions and regulations. Officer Committee members may participate in the Purchase Plan. The Officer Committee has the power to appoint an Employee as Plan Manager and to delegate to the Plan Manager such authority with respect to the administration of the Plan as the Officer Committee, in its sole discretion, deems advisable from time to time. The Officer Committee currently consists of Walter E. Gregg, Jr., Senior Executive Vice President, Robert L. Haunschild, Senior Vice President and Chief Financial Officer and William E. Rosner, Senior Vice President and Director of Human Resources. The current Plan Manager is James S. Gehlke, Vice President, Corporate Benefits Administration.

  Eligibility. An Employee is eligible to participate in an offering under the Purchase Plan if he or she has at least one year of continuous service with the Corporation or a Subsidiary for at least one year immediately preceding the commencement of that offering. Rights under the Purchase Plan are nontransferable.

  Offerings under the Purchase Plan. An offering under the Purchase Plan is made on June 1 and December 1 each year. An offering affords each eligible Employee an opportunity to purchase shares of Common Stock at a 15% discount from Fair Market Value as determined in accordance with the terms of the Purchase Plan. Purchases under the Purchase Plan are made by means of payroll deductions over a six-month Option Period. The amount deducted must be a whole number percentage of a participating Employee's base salary from 1% to 10% inclusive, and is credited to a Purchase Plan Account established in the Employee's name. For a participating Employee, the amount in his or her account on the last day of the Option Period is applied, without interest, to the purchase of that number of whole shares of Common Stock that such amount will purchase, at the lower price of:

  (i) 85% of the Fair Market Value of a share of Common Stock on the first day of the Option Period (i.e., June 1 or December 1); or

  (ii) 85% of the Fair Market Value of a share of Common Stock on the last day of the Option Period, (i.e., the November 30 or May 31) next following the beginning of the Option Period.

  If an offering is oversubscribed, any balance in an Employee's Account not applied to the purchase of Common Stock is carried over to the next offering period. An Employee may not purchase more than 400 shares of Common Stock under the Plan each year.

  An Employee may withdraw from an offering at any time prior to the last day of the Option Period and may request that all accumulated payroll deductions be refunded. No interest will be paid on the amount withdrawn from the Plan. An Employee may discontinue payroll deductions without the withdrawal of all payroll deductions previously made during that particular Option Period before the termination of his or her participation in that offering. The amount remaining in the Employee's Account will be used to purchase Common Stock on the Exercise Date, provided that he or she is an Employee as of the Exercise Date. Amounts not used to purchase Common Stock will be refunded without interest upon the written request of the Participant. A Participant who elects to discontinue payroll deductions during an Option Period may again become a Participant in a subsequent Option Period by filing a new Stock Purchase Agreement.

PLAN BENEFITS

  The Plan as proposed to be amended would not change the benefits available under the Plan as now in effect. The number of shares of Common Stock which would be purchased during the Corporation's 1997 fiscal year is not determinable because purchase prices will not be set until the end of each Option Period and the level of participation may fluctuate during the course of the year.

  During 1996, two named executive officers, Messrs. O'Brien and Rohr, participated in the Purchase Plan. Each officer purchased 400 shares of Common Stock, with an aggregate dollar difference between the purchase price and the Fair Market Value of the shares ("Aggregate Dollar Difference") of $2,035 for each 400 share purchase. A group of nine executive officers, including Messrs. O'Brien and Rohr, purchased 2,904 shares of Common Stock, with an Aggregate Dollar Difference of $21,735. A non-executive officer group of approximately 4,500 persons purchased 386,627 shares of Common Stock having an Aggregate Dollar Difference of $3,539,166. Non-executive officer directors are not eligible to participate in the Purchase Plan.

ACCOUNTING TREATMENT

  As explained on page 26, FAS No. 123 allows an entity to continue to measure compensation cost using the method of accounting prescribed by APB Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB No. 25"). Entities electing to continue using the accounting method in APB No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value based method prescribed under

FAS No. 123 had been applied. The Corporation has elected to use this approach. Therefore, under the Corporation's existing accounting policies shares of Common Stock issued under the Purchase Plan will not require a charge against the Corporation's earnings.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  A Participant will not recognize income at the time of the grant of an option under the Purchase Plan (that is, on the Offering Date). Nor will a Participant recognize income on the exercise of such an option (that is, on the Exercise
Date), provided that at no time during the period beginning with the Offering Date and ending on the date three months before the Exercise Date, the Participant ceased to be an Employee of the Corporation or one of its Subsidiaries ("employment requirement"). Under these circumstances, no deduction will be allowable to the Corporation in connection with either the grant of an option or the issuance of shares upon exercise of an option.

  If a Participant disposes of shares acquired under the Purchase Plan more than two years after the Offering Date (the "required holding period") or in the event of the Participant's death, the Participant will recognize compensation income equal to the lesser of (a) the excess, if any, of the fair market value of the shares on the date of disposition or the Participant's death over the amount the Participant paid for the shares, or (b) 15% of the fair market value of the shares as of the Offering Date. In addition, a Participant will recognize capital gain equal to the excess, if any, of the proceeds from the disposition over the sum of the purchase price paid by the Participant for the shares and the amount of ordinary income the Participant recognizes. If the proceeds from disposition of the shares are less than the purchase price paid by the Participant, the Participant will be entitled to a long-term capital loss. No deduction for federal income taxes will be allowed to the Corporation upon a Participant's death or upon the disposition of shares after the required holding period.

  If shares acquired under the Purchase Plan are held less than the required holding period, the excess of the fair market value of the shares as of the Exercise Date over the price the Participant paid for the shares will be treated as ordinary income to the Participant at the time of disposition of the shares. In addition, the Participant will recognize capital gain equal to the excess, if any, of the proceeds from sale over the fair market value of the shares as of the Exercise Date. If the proceeds from disposition of the shares are less than the fair market value of the shares as of the Exercise Date, the Participant will recognize a capital loss equal to the amount of such difference. The Corporation will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income a Participant recognizes upon disposition of the shares prior to expiration of the required holding period.

  If a Participant fails for any reason other than the Participant's death or certain temporary leaves to meet the employment requirement, then, upon the receipt of shares upon exercise, the Participant generally will recognize ordinary income equal to the difference between the fair market value of the shares purchased as of the Date of Exercise and the purchase price paid. Under such circumstances, the Corporation will be entitled to a deduction equal to the amount of ordinary income recognized by the Participant.

  The rules governing employee stock purchase plans are very technical, so that the above description of tax consequences is general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

SHAREHOLDER APPROVAL REQUIRED

  Approval of the proposed amendment of the Purchase Plan requires the affirmative vote of a majority of the votes cast by the holders of the Common Stock and the Voting Preferred Stock, voting together as a single class, in person or by proxy, at a meeting at which a quorum is present. The rules of the New York

Stock Exchange also require that the total vote cast on this proposal represent over 50% in interest of the Common Stock and Voting Preferred Stock, voting together as a single class. Please see "Voting Procedures" below for more information. The Purchase Plan will continue even if the proposed amendment is not approved, but its term will not be extended beyond its current May 31, 1998 termination date. If an insufficient number of shares of Common Stock is available for issuance as of any Exercise Date occurring before that date, the Plan will automatically terminate by its terms, immediately after that Exercise Date.

                               VOTING PROCEDURES

  Pennsylvania law and the Corporation's By-Laws require the presence of a quorum for the annual meeting. A quorum is constituted by the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matters to be voted on. At a duly organized annual meeting, the Corporation's By-Laws provide that, except as otherwise specified in the Corporation's Articles of Incorporation or provided by law, each matter shall be decided by a majority of the votes cast on such matters by the shareholders present at the meeting in person or by proxy. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached, but the failure to execute and return a proxy will result in a shareholder not being considered present at the meeting.

  Assuming a quorum has been reached, a determination must be made as to the results of the vote on Item 1, the election of directors; Item 2, the proposal to approve the PNC Bank Corp. 1997 Long-Term Incentive Award Plan; and Item 3, the proposal to approve an amendment to the PNC Bank Corp. Employee Stock Purchase Plan.

  Under Pennsylvania law, the act of "voting" does not include either recording the fact of abstention or failing to vote for a candidate or for approval or disapproval of a proposal, whether or not the person entitled to vote characterizes the conduct as voting. In other words, only those who indicate an affirmative or negative decision on a matter are treated as voting, so that ordinarily abstention or a mere absence or failure to vote is not equivalent to a negative decision.

  With respect to Item 1, the 19 nominees for election as directors who receive the greatest number of votes cast at the annual meeting, assuming that a quorum is present, shall be elected as directors at the conclusion of the vote tabulation. A withheld vote on any nominee will not affect the voting results.

  With respect to Items 2 and 3, each will be decided by a majority of the votes cast by the shareholders present at the meeting in person or by proxy. Holders of Common Stock and Voting Preferred Stock will vote as a single class. Shares which are present at the annual meeting but not voted and abstentions will not be counted as votes cast and therefore will have no effect on the vote on Items 2 or 3, except as otherwise explained in the next paragraph.

  With respect to Item 2 and Item 3, the rules of the New York Stock Exchange require that the total vote cast on each Item represent over 50% in interest of the Common Stock and Voting Preferred Stock, voting together as a single class. As a result, shares not voted, abstentions, and broker non-votes will have a negative effect on the satisfaction of that requirement.

  Under the rules of the New York Stock Exchange, "routine" items are those upon which broker-dealers holding shares in street name for their customers may vote, in their discretion, on behalf of any customers who do not furnish voting instructions within ten days of the annual meeting. With respect to non-routine items that come before the annual meeting for a vote, such broker-dealers would not be able to vote without first receiving voting instructions from their customers. These broker "non-votes" would not be considered in the calculation of the majority of the votes cast and therefore would have no effect on the vote with respect to a non-routine item, except as otherwise explained in the preceding paragraph.

  The Corporation has adopted a policy that all proxies, ballots, voting instructions from employee benefit plan participants and voting tabulations that identify the particular vote of a shareholder or benefit plan participant be kept permanently confidential and not be disclosed to the Corporation, its directors, officers or employees except: (i) as necessary to meet legal requirements or to pursue or defend legal actions; (ii) to allow the Judge of Election to certify the results of the vote; (iii) when expressly requested by a shareholder or benefit plan participant; or (iv) in the event of a contested proxy solicitation. The Corporation has confirmed with its independent vote tabulator and Judge of Election that its procedures will be consistent with the foregoing policy.

                              INDEPENDENT AUDITORS

  At its meeting on February 20, 1997, the Board of Directors approved the recommendation of the Audit Committee for the appointment of Ernst & Young LLP to audit the consolidated financial statements of the Corporation for 1997.

  Ernst & Young LLP performed audit services for the Corporation during 1996. Such services included an audit of annual consolidated financial statements, interim reviews of quarterly financial statements, review and consultation connected with filings with the SEC, internal control reviews required by regulatory authorities and certain contractual agreements, consultation on tax, financial accounting and reporting matters, and meetings with the Audit Committee of the Board of Directors.

  Representatives of Ernst & Young LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

                               LEGAL PROCEEDINGS

  A consolidated class action complaint was filed in March 1995 in the United States District Court for the Western District of Pennsylvania against the Corporation, its Chairman and Chief Executive Officer, and its Senior Vice President and Chief Financial Officer. The lawsuit was consolidated from four lawsuits filed in November and December 1994. The consolidated complaint alleges violations of federal securities laws and common law relating to disclosures regarding the Corporation's net interest income, interest rate risk, future prospects, and related matters and seeks, among other things, unquantified damages. On August 7, 1996, the district court denied defendants' motion to dismiss as to all claims except the negligent misrepresentation claim, which was dismissed. On the same date, the district court certified the case as a class action consisting of all persons who purchased the Corporation's common stock from April 18, 1994 through November 15, 1994. Management believes there are meritorious defenses to this consolidated lawsuit and intends to defend it vigorously. Management believes that the final disposition will not be material to the Corporation's financial position.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Corporation's directors, certain of its executive officers, and persons who own more than ten percent of a registered class of the Corporation's equity securities (currently there are no such persons), to file with the Corporation, the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of any equity securities of the Corporation. During 1996, to the best of the Corporation's knowledge, all required report forms were filed on a timely basis. Information regarding two cashless employee stock option exercise transactions by Mr. Rohr was provided by means of an amendment, filed on his behalf by his attorney-in-fact, to a timely SEC Form 4. The amendment was filed shortly after the due date for the Form 4. In making these statements, the Corporation has relied on the written representations of its directors and copies of the reports provided to the Corporation.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

  Shareholders may submit proposals to be considered for shareholder action at the 1998 annual meeting of shareholders if they do so in accordance with the applicable SEC rules. Any such proposals must be in writing and received by the Corporate Secretary of the Corporation no later than November 14, 1997 in order to be considered for inclusion in the Corporation's 1998 proxy materials.

                                 OTHER MATTERS

  The Board of Directors knows of no other business to be presented at the meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, it is intended that the proxy will be voted with respect thereto in accordance with the best judgment of the persons named in the proxy.

                                            By Order of the Board of
                                            Directors,

                                            /s/William F. Strome

                                            William F. Strome
                                            Corporate Secretary

                                   EXHIBIT A

                                 PNC BANK CORP.
                      1997 LONG-TERM INCENTIVE AWARD PLAN

 (AMENDING, RESTATING, AND RENAMING THE PNC BANK CORP. 1992 LONG-TERM INCENTIVE
                                     PLAN)

1.DEFINITIONS

  In this Plan, except where the context otherwise indicates, the following definitions apply:

  1.1. "Agreement" means a written agreement implementing a grant of an Option, Right or Performance Unit or an award of Incentive Shares.

  1.2. "Board" means the Board of Directors of the Corporation.

  1.3. "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

  1.4. "Committee" means the committee appointed by the Board to administer the Plan, all of the members of which shall be " non-employee directors" as defined in Rule 16b-3 (b)(3)(i) under the Exchange Act or any similar successor rule and "outside directors" as defined in Treas. Reg. (S)1.162-27(e)(3) or any similar successor regulation. Unless otherwise determined by the Board, the Personnel and Compensation Committee of the Board shall be the Committee.

  1.5. "Common Stock" means the common stock, par value $5.00 per share, of the Corporation.

  1.6. "Corporation" means PNC Bank Corp.

  1.7. "Date of Exercise" means the date on which the Corporation receives notice of the exercise of an Option, Right or Performance Unit in accordance with the terms of Article 9.

  1.8. "Date of Grant" means the date on which an Option, Right or Performance Unit is granted or Incentive Shares are awarded by the Committee or such later date as may be specified by the Committee in authorizing the grant or award.

  1.9. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

  1.10. "Fair Market Value" of a Share means the amount equal to the fair market value of a Share as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

  1.11. "Grantee" means a Senior Executive to whom Incentive Shares have been awarded pursuant to Article 12.

  1.12. "Incentive Shares" means Shares awarded pursuant to the provisions of
Article 12.

  1.13. "Incentive Stock Option" means an Option granted under the Plan that qualifies as an incentive stock option under Section 422 of the Code and that the Corporation designates as such in the Agreement granting the Option.

  1.14. "Nonstatutory Stock Option" means an Option granted under the Plan that is not an Incentive Stock Option.

  1.15. "Option" means an option to purchase Shares granted under the Plan in accordance with the terms of Article 6.

  1.16. "Option Period" means the period during which an Option may be exercised.

  1.17. "Option Price" means the price per Share at which an Option may be exercised. The Option Price shall be determined by the Committee, but unless otherwise determined by the Committee pursuant to Section 3.7, in no event shall the Option Price be less than the Fair Market Value per Share determined as of the Date of Grant.

  1.18. "Optionee" means a Senior Executive to whom an Option, Right or Performance Unit has been granted.

  1.19. "Performance Period" means the period or periods during which each performance criterion of a Performance Unit will be measured against the performance standards established by the Committee and specified in the Agreement relating thereto.

  1.20. "Performance Unit" means a performance unit granted under the Plan in accordance with the terms of Article 8.

  1.21. "Performance Unit Exercise Period" means the period during which a Performance Unit may be exercised.

  1.22. "Plan" means the PNC Bank Corp. 1992 Long-Term Incentive Award Plan, as amended, restated, and renamed the PNC Bank Corp. 1997 Long-Term Incentive Award Plan.

  1.23. "Related Option" means an Option granted in connection with a specified Right or Performance Unit.

  1.24. "Related Performance Unit" means a Performance Unit granted in connection with a specified Option.

  1.25. "Related Right" means a Right granted in connection with a specified Option.

  1.26. "Right" means a stock appreciation right granted under the Plan in accordance with the terms of Article 7.

  1.27. "Right Period" means the period during which a Right may be exercised.

  1.28. "Senior Executive" means any officer or key employee of the Corporation or a Subsidiary who is designated as a "Senior Executive" by the Committee.

  1.29. "Share" means a share of authorized but unissued Common Stock or a reacquired share of Common Stock.

  1.30. "Subsidiary" means a corporation at least 80% of the total combined voting power of all classes of stock of which is owned by the Corporation, either directly or through one or more other Subsidiaries.

2.PURPOSE

  The Plan is intended to assist in attracting, retaining, and motivating Senior Executives of outstanding ability and to promote the identification of their interests with those of the shareholders of the Corporation.

3.ADMINISTRATION

  The Plan shall be administered by the Committee or by the Chairman of the Committee in the exercise of such authority as the Committee may delegate to him or her from time to time, provided that Section 162(m)(4)(C) of the Code does not require action by the Committee as a whole. In addition to any other powers granted to the Committee, it shall have the following powers, subject to the express provisions of the Plan:

  3.1. to determine in its discretion the Senior Executives to whom Options, Performance Units or Rights shall be granted and to whom Incentive Shares shall be awarded, the number of Shares to be subject to each Option, Right, Performance Unit grant or Incentive Share award, and the terms upon which Options, Rights or Performance Units may be acquired, exercised, or forfeited and the terms and conditions of Incentive Share awards;

  3.2. to determine all other terms and provisions of each Agreement, which need not be identical;

  3.3. without limiting the generality of the foregoing, to provide in its discretion in an Agreement:

    (i) for an agreement by the Optionee or Grantee to render services to the Corporation or a Subsidiary upon such terms and conditions as may be specified in the Agreement, provided that the Committee shall not have the power under the Plan to commit the Corporation or any Subsidiary to employ or otherwise retain any Optionee or Grantee;

    (ii) for restrictions on the transfer, sale or other disposition of Shares issued to the Optionee upon the exercise of an Option, Right or Performance Unit, or for conditions with respect to the issuance of Incentive Shares;

    (iii) for an agreement by the Optionee or Grantee to resell to the Corporation, under specified conditions, Shares issued upon the exercise of an Option, Right or Performance Unit or awarded as Incentive Shares;

    (iv) for the payment of the Option Price upon the exercise of an Option otherwise than in cash, including without limitation by delivery of Shares valued at Fair Market Value on the Date of Exercise of the Option or a combination of cash and Shares; by means of any attestation procedure approved or ratified by the Committee; or by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the exercise price;

    (v) for the deferral of receipt of amounts that otherwise would be distributed upon exercise of a Performance Unit, the terms and conditions of any such deferral and any interest or dividend equivalent or other payment that shall accrue with respect to deferred distributions, subject to the provisions of Article 11;

    (vi) for the forfeiture by any Optionee or Grantee of any Option, Right, Performance Unit, or Incentive Shares upon such terms and conditions as the Committee may deem advisable from time to time; and

    (vii) for the effect of a "change in control," as defined in the Agreement, of the Corporation on the rights of an Optionee or Grantee with respect to any Options, Rights, Performance Units or Incentive Shares.

  3.4. to construe and interpret the Agreements and the Plan;

  3.5. to require, whether or not provided for in the pertinent Agreement, of any person exercising an Option, Right or Performance Unit or acquiring Incentive Shares, at the time of such exercise or acquisition, the making of any representations or agreements which the Committee may deem necessary or advisable in order to comply with applicable securities, tax, or other laws;

  3.6. to provide for satisfaction of an Optionee's or Grantee's tax liabilities arising in connection with the Plan through, without limitation, retention by the Corporation of shares of Common Stock otherwise issuable on the exercise of a Nonstatutory Stock Option, Right or Performance Unit or pursuant to an award of Incentive Shares or through delivery of Common Stock to the Corporation by the Optionee or Grantee under such terms and conditions as the Committee deems appropriate, including but not limited to any attestation procedure approved or ratified by the Committee;

  3.7. to provide with respect to any Option, including those outstanding on February 20, 1997, that, if the Optionee, while a Senior Executive, exercises the Option or satisfies any related tax withholding obligation in whole or in part by surrendering already-owned shares of Common Stock, the Optionee will, subject to this Section 3.7 and such other terms and conditions as may be imposed by the Committee, receive an additional option ("Reload Option"). The Reload Option will be to purchase, at Fair Market Value as of the date the original Option was exercised, a number of shares of Common Stock equal to the number of whole shares surrendered by the Optionee to exercise the original Option or to satisfy any related tax withholding obligation. The Reload Option will be exercisable only between its Date of Grant and the date of the expiration of the original Option. A Reload Option shall be subject to such additional terms and conditions as the Committee shall approve, which terms may provide that the Committee may cancel the Optionee's right to receive the Reload Option and that the Reload Option will be granted only if the Committee has not cancelled such right prior to the exercise of the original Option.

  3.8. to make all other determinations and take all other actions necessary or advisable for the administration of the Plan; and

  3.9. to delegate to officers or managers of the Corporation or any Subsidiary the authority to perform administrative functions under the Plan, provided that
Section 162(m)(4)(C) of the Code does not require action by the Committee as a whole with respect to such function.

  Any determinations or actions made or taken by the Committee pursuant to this Article shall be binding and final.

4.ELIGIBILITY

  Options, Rights, Performance Units and Incentive Shares may be granted or awarded only to Senior Executives; provided, that the members of the Committee are not eligible to receive Options, Rights, Performance Units or Incentive Share awards.

5.STOCK SUBJECT TO THE PLAN

  5.1. The maximum number of Shares that may be issued or as to which grants or awards may be made under the Plan (excluding Shares issued pursuant to grants or awards made prior to February 20, 1997 ) shall not exceed the sum of (i) 10,141,853 Shares plus (ii) as of January 1 of each calendar year commencing with 1998 an additional number of Shares (which shall be cumulative from year to year) equal to one and one-half percent (1.5%) of the total issued shares of Common Stock (including reacquired Shares) at the end of the immediately preceding calendar year. Notwithstanding the foregoing, in no event shall more than three percent (3%) of the total issued shares of Common Stock (including reacquired Shares) at the end of the immediately preceding calendar year be cumulatively available for grants and awards made in any calendar year. The maximum number of Shares as to which grants or awards may be made under the Plan to one Optionee or Grantee with respect to one calendar year shall be 250,000 Shares. The limitation provided in the first sentence of this Section
5.1 is hereinafter called the "Cumulative Limitation"; the limitation provided in the second sentence is hereinafter called the "Annual Limitation"; and the limitation provided in the third sentence is hereinafter called the "Individual Limitation."

  5.2. If an Option, Right or Performance Unit expires or terminates for any reason (other than termination by virtue of the exercise of a Related Option, Related Right or Related Performance Unit, as the case may be) without having been fully exercised, or if Shares covered by an Incentive Share award are not issued or are forfeited, the unissued or forfeited Shares which had been subject to the Agreement relating thereto shall for purposes of the Cumulative Limitation (and if granted or awarded in the same calendar year, then also for purposes of the Annual Limitation) again become available for the grant of other Options, Rights and Performance Units or for the award of additional Incentive Shares.

  5.3. The Shares issued upon the exercise of a Right or Performance Unit (or if cash is payable in connection with such exercise, that number of Shares having a Fair Market Value equal to the cash payable upon such exercise), shall be charged against the number of Shares issuable under the Plan and shall not become available for the grant of other Options, Rights and Performance Units or for the award of Incentive Shares. If the Right referred to in the preceding sentence is a Related Right, or if the Performance Unit referred to in the preceding sentence is a Related Performance Unit, the Shares subject to the Related Option, to the extent not charged against the number of Shares subject to the Plan in accordance with this Section 5.3, shall for purposes of the Cumulative Limitation (and if granted in the same calendar year, then also for purposes of the Annual Limitation) again become available for the grant of other Options, Rights or Performance Units or for the award of additional Incentive Shares.

6.OPTIONS

  6. 1. The Committee is hereby authorized to grant Nonstatutory Stock Options and Incentive Stock Options to Senior Executives, provided that the number of Options granted to a Senior Executive during a calendar year shall not exceed the Individual Limitation when aggregated with other grants or awards made to that Senior Executive during that calendar year.

  6.2. All Agreements granting Options shall contain a statement that the Option is intended to be either (i) a Nonstatutory Stock Option or (ii) an Incentive Stock Option.

  6.3. The Option Period shall be determined by the Committee and specifically set forth in the Agreement, provided that an Option shall not be exercisable until the expiration of at least six months from the Date of Grant (except that this limitation need not apply in the event of the death or disability of the Optionee or as otherwise permitted by the Agreement upon a change in control of the Corporation) or after ten years from the Date of Grant.

  6.4. All Incentive Stock Options granted under the Plan shall comply with the provisions of the Code governing incentive stock options and with all other applicable rules and regulations.

  6.5. All other terms of Options granted under the Plan shall be determined by the Committee in its sole discretion.

7.RIGHTS

  7.1. The Committee is hereby authorized to grant Rights to Senior Executives, provided that the number of Rights granted to a Senior Executive during a calendar year shall not exceed the Individual Limitation when aggregated with other grants or awards made to that Senior Executive during that calendar year.

  7.2. Rights may be granted under the Plan:

    (i) in connection with, and at the same time as, the grant of an Option to a Senior Executive;

    (ii) by amendment of an outstanding Nonstatutory Stock Option granted under the Plan to a Senior Executive; or

    (iii) independently of any Option granted under the Plan.

  A Right granted under clause (i) or (ii) of the preceding sentence is a Related Right. A Related Right may, in the Committee's discretion, apply to all or a portion of the Shares subject to the Related Option.

  7.3. A Right may be exercised in whole or in part as provided in the Agreement, and, subject to the provisions of the Agreement, entitles its Optionee to receive, without any payment to the Corporation (other than required tax withholding amounts), either cash or that number of Shares (equal to the highest whole number of Shares), or a combination thereof, in an amount or having a Fair Market Value determined as of the Date of Exercise not to exceed the number of Shares subject to the portion of the Right exercised multiplied by an amount equal to the excess of the Fair Market Value per Share on the Date of Exercise of the Right over either (i) the Fair Market Value per Share on the Date of Grant of the Right or the base price determined by the Committee pursuant to Section 3.7 if the Right is not a Related Right, or (ii) the Option Price as provided in the Related Option if the Right is a Related Right.

  7.4. The Right Period shall be determined by the Committee and specifically set forth in the Agreement, provided, however:

    (i) a Right may not be exercised until the expiration of at least six months from the Date of Grant (except that this limitation need not apply in the event of the death or disability of the Optionee or as otherwise permitted by the Agreement upon a change in control of the Corporation);

    (ii) a Right will expire no later than the earlier of (A) ten years from the Date of Grant, or (B) in the case of a Related Right, the expiration of the Related Option; and

    (iii) a Right that is a Related Right may be exercised only when and to the extent the Related Option is exercisable.

  7.5. The exercise, in whole or in part, of a Related Right shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Related Right is exercised. Similarly, the exercise, in whole or in part, of a Related Option shall cause a reduction in the number of Shares subject to the Related Right equal to the number of Shares with respect to which the Related Option is exercised.

8.PERFORMANCE UNITS

  8.1. The Committee is hereby authorized to grant Performance Units to Senior Executives, provided that the number of Performance Units granted to a Senior Executive during a calendar year shall not exceed the Individual Limitation when aggregated with other grants or awards made to that Senior Executive during that calendar year.

  8.2. Performance Units may be granted under the Plan:

    (i) in connection with, and at the same time as, the grant of a Nonstatutory Stock Option to a Senior Executive;

    (ii) by amendment of an outstanding Nonstatutory Stock Option granted under the Plan to a Senior Executive; or

    (iii) independently of any Option granted under the Plan.

  A Performance Unit granted under Subparagraph (i) or (ii) of the preceding sentence is a Related Performance Unit. A Related Performance Unit may, in the Committee's discretion, apply to all or a portion of the Shares subject to the Related Option. A Performance Unit may not be granted in connection with, or by amendment to, an Incentive Stock Option.

  8.3. A Performance Unit may be exercised in whole or in part as provided in the Agreement, and, subject to the provisions of the Agreement, entitles its Optionee to receive, without any payment to the Corporation (other than required tax withholding amounts), cash, Shares or a combination of cash and Shares, based upon the degree to which performance standards established by the Committee and specified in the Agreement have been achieved. During the Performance Period, such performance standards may be particular to a Senior Executive or the department, branch, Subsidiary or other unit in which he works, or may be based on the performance of the Corporation generally. The performance standards may be based on earnings or earnings growth; return on assets, equity or investment; regulatory compliance; satisfactory internal or external audits; improvement of financial ratings; reduction of nonperforming loans; achievement of balance sheet or income statement objectives; or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.

  8.4. The Performance Unit Exercise Period shall be determined by the Committee and specifically set forth in the Agreement, provided, however--

     (i) A Performance Unit may not be exercised until the expiration of at least six months from the Date of Grant (except that this limitation need not apply in the event of the death or disability of the Optionee or as otherwise permitted by an Agreement upon a change in control of the Corporation); and

    (ii) a Performance Unit will expire no later than the earlier of (A) ten years from the Date of Grant, or (B) in the case of a Related Performance Unit, the expiration of the Related Option.

  8.5. Each Agreement granting Performance Units shall specify the number of Performance Units granted; provided, that the maximum number of Related Performance Units may not exceed the maximum number of Shares subject to the Related Option and the maximum value of a Related Performance Unit may not exceed the Fair Market Value of a Share subject to the Related Option.

  8.6. The exercise, in whole or in part, of Related Performance Units shall cause a reduction in the number of Shares subject to the Related Option and the number of Performance Units in accordance with the terms of the Agreement. Similarly, the exercise, in whole or in part, of a Related Option shall cause a reduction in the number of Related Performance Units equal to the number of Shares with respect to which the Related Option is exercised.

9.EXERCISE; PAYMENT OF WITHHOLDING TAXES

  An Option, Right or Performance Unit may, subject to the provisions of the Agreement under which it was granted, be exercised in whole or in part by the delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an Option, by full payment for the Shares with respect to which the Option is exercised, and in the case of an Option, Right or Performance Unit, full payment for related withholding taxes, if any. The receipt of Incentive Shares shall be subject to full payment by the Grantee of any withholding taxes then required to be paid.

10.NONTRANSFERABILITY

  Except as the Committee may expressly provide otherwise in or with respect to an Agreement, including any Agreement in effect as of February 20, 1997, Options, Rights and Performance Units granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and an Option, Right or Performance Unit may be exercised during his or her lifetime only by the Optionee or, in the event of his or her legal disability, by his or her legal representative. A Related Right or Related Performance Unit is transferable only when the Related Option is transferable and only with the Related Option and under the same conditions. An Optionee may also designate a beneficiary to exercise his or her Options after the Optionee's death, provided that the Committee has first expressly approved the procedures and forms necessary to effect such a designation.

11.DEFERRAL OF AWARDS

  If an Optionee so elects in accordance with the terms of an Agreement, the Optionee may defer any or all of the amount otherwise payable on the exercise of Performance Units in accordance with the provisions of a deferred compensation plan maintained by the Corporation or a Subsidiary, provided:

    (i) that the Optionee makes such election by delivering to the Corporation written notice of such election, in such form as the Committee may from time to time prescribe, prior to the beginning of the Performance Period;

    (ii) that such election shall be irrevocable until at least six months after termination of the Optionee's employment; and

    (iii) that such deferred payment shall be made in accordance with the provisions of such deferred compensation plan.

12.INCENTIVE SHARE AWARDS

  The Committee may, in its sole discretion, grant Incentive Share awards to Senior Executives, provided that the number of Incentive Share awards granted to a Senior Executive during a calendar year shall not exceed the Individual Limitation when aggregated with other grants or awards made to that Senior Executive during that calendar year. Incentive Share awards shall entitle a Senior Executive to receive Shares, to be issued at such times, subject to the achievement of such performance standards or other goals, in recognition of such performance or other achievements or for such other purposes, and on such other terms and conditions, if any, as the Committee shall deem appropriate. Performance standards may be based on earnings or earnings growth; return on assets, equity or investment; regulatory compliance; satisfactory internal or external audits; improvement of financial ratings; reduction of nonperforming loans; achievement of balance sheet or income statement objectives; or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The number of Incentive Share awards made to a Senior Executive during a calendar year shall not exceed the Individual Limitation when aggregated with other grants or awards made to that Senior Executive during that calendar year.

13.CAPITAL ADJUSTMENTS

  The number and class of Shares (or the Performance Unit equivalent) subject to each outstanding Option, Right or Performance Unit or Incentive Share award, the Option Price and the aggregate number and class of Shares for which grants or awards thereafter may be made, and the Individual Limitation provided for in
Section 5.1, shall be subject to such adjustment, if any, as the Committee in its sole discretion deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation.

14.TERMINATION OR AMENDMENT

  The Board or the Committee may amend, alter or terminate this Plan in any respect at any time; provided, however, that, after this Plan has been approved by the shareholders of the Corporation, no amendment, alteration or termination of this Plan shall be made by the Board or the Committee without approval of
(i) the Corporation's shareholders to the extent shareholder approval of the amendment is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, and (ii) each affected Optionee if such amendment, alteration or termination would adversely affect his or her rights or obligations under any grant or award made prior to the date of such amendment, alteration or termination.

15.MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS, RIGHTS AND PERFORMANCE UNITS

  Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options, Rights and Performance Units, or accept the surrender of outstanding options, rights and performance units (to the extent not theretofore exercised) granted under the Plan or under any other plan of the Corporation, a Subsidiary or a company or similar entity acquired by the Corporation or a Subsidiary, and authorize the granting of new Options, Rights and Performance Units pursuant to the Plan in substitution therefor (to the extent not theretofore exercised), and the substituted Options, Rights and Performance Units may specify a longer term than the surrendered Options, Rights and Performance Units or have any other provisions that are authorized by the Plan; provided, however, that the substituted Options, Rights and Performance Units may not specify a lower exercise price than the surrendered options, rights and performance units. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify the terms of any outstanding Agreement providing for awards of Incentive Shares. Notwithstanding the foregoing, however, no modification of an Option, Right or Performance Unit granted under the Plan, or an award of Incentive Shares, shall, without the consent of the Optionee or Grantee, adversely affect the rights or obligations of the Optionee or Grantee.

16.EFFECTIVENESS OF THE PLAN AND AMENDMENTS

  The effective date of the Plan was December 17, 1987. The effective date of the Plan amendments contained herein is February 20, 1997. Any amendments to the Plan requiring shareholder approval pursuant to Article 14 are subject to approval by vote of the shareholders of the Corporation within 12 months after their adoption by the Board or the Committee. Subject to that approval, any amendments are effective on the date on which they are adopted by the Board. Options, Rights, Performance Units or Incentive Shares may be granted or awarded prior to shareholder approval of amendments, but each Option, Right, Performance Unit or Incentive Share grant or award requiring such amendments shall be subject to the approval of the amendments by the shareholders. The date on which any Option, Right, Performance Unit or Incentive Shares granted or awarded prior to shareholder approval of the amendment shall be the Date of Grant for all purposes of the Plan as if the Option, Right, Performance Unit or Incentive Shares had not been subject to approval. No Option, Right or Performance Unit granted subject to shareholder approval of an amendment may be exercised prior to such shareholder approval, and any Incentive Share award subject to shareholder approval of an amendment and any dividends payable thereon are subject to forfeiture if such shareholder approval is not obtained.

17.TERM OF THE PLAN

  Unless sooner terminated by the Board or the Committee pursuant to Article 14, the Plan shall terminate on February 20, 2007, and no Options, Rights, Performance Units or Incentive Share awards may be granted or awarded after termination. The termination shall not affect the validity of any Option, Right, Performance Unit or Incentive Share awards outstanding on the date of termination.

18.INDEMNIFICATION OF COMMITTEE

  In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option, Right, Performance Unit or Incentive Shares granted or awarded hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Corporation.

19.COMPLIANCE WITH SECTION 162(M) OF THE CODE

  To the extent that any provision of the Plan or an Agreement, or any action of the Committee, may result in the application of Section 162(m)(1) of the Code to compensation payable to a Grantee or Optionee, such provision or action shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Committee. The Committee shall have the authority to override the application of this Article by an action duly approved or ratified by the Committee and reflected in the Committee's records.

20.GENERAL PROVISIONS

  20.1. The establishment of the Plan shall not confer upon any Senior Executive any legal or equitable right against the Corporation, any Subsidiary or the Committee, except as expressly provided in the Plan.

  20.2. Neither the Plan nor any Agreement constitutes inducement or consideration for the employment of any Senior Executive, nor are they a contract between the Corporation or any Subsidiary and any Senior Executive. Participation in the Plan shall not give a Senior Executive any right to be retained in the service of the Corporation or any Subsidiary.

  20.3. The Corporation and its Subsidiaries may assume options, warrants, or rights to purchase stock issued or granted by other corporations whose stock or assets shall be acquired by the Corporation or its Subsidiaries, or which shall be merged into or consolidated with the Corporation or its Subsidiaries. Neither the adoption of this Plan, nor its submission to the shareholders, shall be taken to impose any limitations on the powers of the Corporation or its affiliates to issue, grant, or assume options, warrants, or rights, otherwise than under this Plan, or to adopt other stock option or restricted stock plans or to impose any requirement of shareholder approval upon the same.

  20.4. Except as the Committee may otherwise provide pursuant to Article 10 or as otherwise required by a deferral election pursuant to Article 11, the interests of any Senior Executive under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

  20.5. The Plan shall be governed, construed and administered in accordance with the laws of the Commonwealth of Pennsylvania, and it is the intention of the Corporation that Incentive Stock Options granted under the Plan qualify as such under Section 422 of the Code.

                                   EXHIBIT B

                                 PNC BANK CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

          (AS AMENDED AND RESTATED EFFECTIVE AS OF FEBRUARY 20, 1997)

                                   ARTICLE I
                         PURPOSE AND SCOPE OF THE PLAN

1.1  PURPOSE

  The PNC Bank Corp. Employee Stock Purchase Plan is intended to encourage employee participation in the ownership and economic progress of the Corporation.

1.2  DEFINITIONS

  Unless the context clearly indicates otherwise, the following terms have the meaning set forth below:

  Board of Directors or Board shall mean the Board of Directors of the Corporation.

  Code shall mean the Internal Revenue Code of 1986, as amended.

  Committee shall mean a Committee of officers of the Corporation and/or Designated Subsidiaries appointed by the Board of Directors or the Personnel and Compensation Committee of the Board, which Committee of officers shall administer the Plan as provided in Section 1.3 hereof.

  Common Stock shall mean shares of the common stock, par value $5.00 per share, of the Corporation.

  Corporate Benefits Administration shall mean the department of the Corporation responsible for the day-to-day administration of and recordkeeping for the Plan.

  Corporation shall mean PNC Bank Corp.

  Compensation shall mean the base salary paid to an Employee by the Corporation or Designated Subsidiary in accordance with established payroll procedures.

  Continuous Service shall mean the period of time, uninterrupted by a termination of employment, that an Employee has been employed by the Corporation and/or a Designated Subsidiary immediately preceding an Offering Date. Such period of time shall include any approved leave of absence.

  Designated Subsidiary shall mean any Subsidiary which has been designated by the Committee to participate in the Plan.

  Employee shall mean any employee of the Corporation or a Designated
Subsidiary.

  Exercise Date shall mean May 31 and November 30 of each Plan Year.

  Fair Market Value of a share of Common Stock shall be the last price of the Common Stock on the applicable date as reported by the Wall Street Journal, or, if no such price is reported for that day, on the last preceding day for which such price is reported, or such other reasonable method of determining fair market value as the Committee shall adopt.

  Offering Date shall mean June 1 and December 1 of each Plan Year.

  Option Period or Period shall mean the period beginning on an Offering Date and ending on the next succeeding Exercise Date.

  Option Price shall mean the purchase price of a share of Common Stock hereunder as provided in Section 3.1 hereof.

  Participant shall mean any Employee who (i) is eligible to participate in the Plan under Section 2.1 hereof and (ii) elects to participate.

  Plan shall mean the Corporation's Employee Stock Purchase Plan, as the same may be amended from time to time.

  Plan Account or Account shall mean an account established and maintained in the name of each Participant.

  Plan Year shall mean the twelve (12) month period beginning June 1 and ending on the following May 31.

  Stock Purchase Agreement shall mean the form prescribed by the Committee which must be completed and executed by an Employee who elects to participate in the Plan.

  Subsidiary shall mean any company in which the Corporation owns, directly or indirectly, shares possessing 50% or more of the total combined voting power of all classes of stock.

1.3  ADMINISTRATION OF PLAN

  Subject to oversight by the Board of Directors or the Board's Personnel and Compensation Committee, the Committee shall have the authority to administer the Plan and to make and adopt rules and regulations not inconsistent with the provisions of the Plan or the Code. The Committee shall adopt the form of Stock Purchase Agreement and all notices required hereunder. Its interpretations and decisions in respect to the Plan shall, subject as aforesaid, be final and conclusive. The Committee shall have the authority to appoint an Employee as Plan Manager and to delegate to the Plan Manager such authority with respect to the administration of the Plan as the Committee, in its sole discretion, deems advisable from time to time.

1.4  EFFECTIVE DATE OF PLAN

  The Plan, as amended and restated herein, shall become effective on the date established for that purpose by the Committee, if prior to that date, the Plan
(i) has been adopted by the Board of Directors of the Corporation and (ii) has been approved by an affirmative vote of a majority of votes cast by the holders of the Common Stock and the voting preferred stock, voting together as a single class, in person or by proxy, at a meeting at which a quorum is present. The date established by the Committee as the effective date shall be an Offering Date.

1.5  EXTENSION OR TERMINATION OF PLAN

  The Plan shall continue in effect through, and including, May 31, 2003 unless terminated prior thereto pursuant to Section 4.3 hereof, or by the Board of Directors or the Personnel and Compensation Committee of the Board, each of which shall have the right to extend the term of or terminate the Plan at any time. Upon any such termination, the balance, if any, in each Participant's Account shall be refunded to him, or otherwise disposed of in accordance with policies and procedures prescribed by the Committee in cases where such a refund may not be possible.

                                   ARTICLE II
                                 PARTICIPATION

2.1  ELIGIBILITY

  Each Employee, including those serving on the Committee or serving as Plan Manager, who on an Offering Date will have at least one year of Continuous Service, may become a Participant by executing and filing a Stock Purchase Agreement with Corporate Benefits Administration prior to said Offering Date. No Employee may participate in the Plan if said Employee, immediately after an Offering Date, would be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary.

2.2  PAYROLL DEDUCTIONS

  Payment for shares of Common Stock purchased hereunder shall be made by authorized payroll deductions from each payment of Compensation in accordance with instructions received from a Participant. Said deduction shall be expressed as a whole number percentage which shall be at least 1% but not more than 10%. A Participant may not increase or decrease the deduction during an Option Period. However, a Participant may change the percentage deduction for any subsequent Option Period by filing notice thereof with Corporate Benefits Administration prior to the Offering Date on which such Period commences. During an Option Period, a Participant may discontinue payroll deductions but have the payroll deductions previously made during that Option Period remain in the Participant's Account to purchase Common Stock on the next Exercise Date, provided that he or she is an Employee as of that Exercise Date. Any amount remaining in the Participant's Account after the purchase of Common Stock shall be refunded without interest upon the written request of the Participant. Any Participant who discontinues payroll deductions during an Option Period may again become a Participant for a subsequent Option Period by executing and filing another Stock Purchase Agreement in accordance with Section 2.1. Amounts deducted from a Participant's Compensation pursuant to this Section shall be credited to said Participant's Account.

                                  ARTICLE III
                               PURCHASE OF SHARES

3.1  OPTION PRICE

  The Option Price per share of the Common Stock sold to Participants hereunder shall be 85% of the Fair Market Value of such share on either the Offering Date or the Exercise Date of an Option Period, whichever is lower, but in no event shall the Option Price per share be less than the par value of the Common Stock.

3.2  PURCHASE OF SHARES

  On each Exercise Date, the amount in a Participant's Account shall be charged with the aggregate Option Price of the largest number of whole shares of Common Stock which can be purchased with said amount. The balance, if any, in such account shall be carried forward to the next succeeding Offering Period.

3.3  LIMITATIONS ON PURCHASE

  Except as the Committee may otherwise provide by an adjustment made pursuant to Section 4.2, no Participant shall purchase more than 400 shares of Common Stock in each calendar year, provided that any such purchase shall not exceed the limitations imposed by Section 423(b)(8) of the Code.

3.4  TRANSFERABILITY OF RIGHTS

  Rights to purchase shares hereunder shall be exercisable only by the Participant. Such rights shall not be transferable.

                                   ARTICLE IV
                      PROVISIONS RELATING TO COMMON STOCK

4.1  COMMON STOCK RESERVED

  At February 20, 1997, there shall be 4,614,154 authorized and unissued shares of Common Stock reserved for the Plan, subject to adjustment in accordance with
Section 4.2 hereof. The aggregate number of shares which may be purchased thereafter under the Plan shall not exceed the number of shares reserved for the Plan. Such amount shall be in addition to the 4,534,726 shares previously authorized and issued under the Plan.

4.2  ADJUSTMENT FOR CHANGES IN COMMON STOCK

  In the event that adjustments are made in the number of outstanding shares of Common Stock or said shares are exchanged for a different class of stock of the Corporation or for shares of stock of any other corporation by reason of merger, consolidation, stock dividend, stock split or otherwise, the Committee may make appropriate adjustments in (i) the number and class of shares or other securities that may be reserved for purchase, or purchased, hereunder, and (ii) the Option Price. All such adjustments shall be made in the sole discretion of the Committee, and its decision shall be binding and conclusive.

4.3  INSUFFICIENT SHARES

  If the aggregate funds available for the purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 4.1 hereof, (i) the Committee shall proportionately reduce the number of shares which would otherwise be purchased by each Participant in order to eliminate such excess, and (ii) the Plan shall automatically terminate immediately after such Exercise Date.

4.4  CONFIRMATION

  Each purchase of Common Stock hereunder shall be confirmed in writing to the Participant. A record of purchases shall be maintained by appropriate entries on the books of the Corporation. Participants may obtain a certificate or certificates for all or part of the shares of Common Stock purchased hereunder by requesting same in writing.

4.5  RIGHTS AS SHAREHOLDERS

  The shares of Common Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold at the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a shareholder of the Corporation shall exist with respect to such shares.

                                   ARTICLE V
                          TERMINATION OF PARTICIPATION

5.1  VOLUNTARY WITHDRAWAL

  A Participant may withdraw from the Plan at any time by filing notice of withdrawal prior to the close of business on an Exercise Date. Upon withdrawal, the entire amount, if any, in a Participant's Account shall be refunded to him without interest. Any Participant who withdraws from the Plan may again become a Participant in accordance with Section 2.1 hereof.

5.2 TERMINATION OF ELIGIBILITY

  If a Participant retires, he may elect to (i) withdraw the entire amount, if any, in his Plan Account, or (ii) have said amount used to purchase whole shares of Common Stock pursuant to Section 3.2 hereof on the next succeeding Exercise Date, and have any remaining balance refunded without interest.

  If a Participant ceases to be eligible under Section 2.1 hereof for any reason other than retirement, the dollar amount and the number of unissued shares in such Participant's Account will be refunded or distributed to Participant's designated beneficiary or estate, or otherwise disposed of in accordance with policies and procedures prescribed by the Committee in cases where such a refund or distribution may not be possible.

                                   ARTICLE VI
                               GENERAL PROVISIONS

6.1  NOTICES

  Any notice which a Participant files pursuant to the Plan shall be made on forms prescribed by the Committee and shall be effective when received by Corporate Benefits Administration.

6.2  CONDITION OF EMPLOYMENT

  Neither the creation of the Plan nor participation therein shall be deemed to create any right of continued employment or in any way affect the right of the Corporation to terminate an Employee.

6.3  AMENDMENT OF THE PLAN

  The Board of Directors or the Board's Personnel and Compensation Committee may at any time, or from time to time, amend the Plan in any respect, except that, without approval of the shareholders, no amendment may increase the aggregate number of shares reserved under the Plan other than as provided in
Section 4.2 hereof, materially increase the benefits accruing to Participants or materially modify the requirements as to eligibility for participation in the Plan. Any amendment of the Plan must be made in accordance with applicable provisions of the Code and/or any regulations issued thereunder, any other applicable law or regulations, and the requirements of the principal exchange upon which the Common Stock is listed.

6.4  APPLICATION OF FUNDS

  All funds received by the Corporation by reason of purchases of Common Stock hereunder may be used for any corporate purpose.

6.5  LEGAL RESTRICTIONS

  The Corporation shall not be obligated to sell shares of Common Stock hereunder if counsel to the Corporation determines that such sale would violate any applicable law or regulation.

6.6  GENDER

  Whenever used herein, use of any gender shall be applicable to both genders.

6.7  GOVERNING LAW

  The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania and any applicable provisions of the Code and the related regulations.

                                PNC BANK CORP.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING
                                OF SHAREHOLDERS
                           APRIL 22, 1997--11:00 AM
                     PLACE: ONE PNC PLAZA, PITTSBURGH, PA

Thomas H. O'Brien, Walter E. Gregg, Jr. and William F. Strome, and each of them with full power to act alone and with full power of substitution, are hereby authorized to represent the shareholder named on the reverse side hereof ("shareholder") at the annual meeting of shareholders of PNC Bank Corp. to be held on April 22, 1997, or at any adjournment thereof, and to vote, as indicated on the reverse side hereof, the number of shares of Common Stock and/or Preferred Stock which the shareholder would be entitled to vote if personally present at said meeting. The above named individuals, and each of them with full power to act alone, are further authorized to vote such stock upon any other business as may properly come before the meeting, or any adjournment thereof, in accordance with their best judgment.

THIS PROXY MAY BE REVOKED BY GIVING THE SECRETARY OF THE MEETING WRITTEN NOTICE OF REVOCATION OR A SUBSEQUENTLY DATED PROXY AT ANY TIME BEFORE THE VOTING OF THE SHARES REPRESENTED BY THIS PROXY, OR BY CASTING A BALLOT AT THE MEETING.

                 THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
             PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

--------------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                             FOLD AND DETACH HERE

                                                        WILL ATTEND MEETING [_]

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL
  NOMINEES LISTED IN ITEM 1, FOR ITEM 2, AND FOR ITEM 3.
  ALL SHARES WILL BE VOTED AS INSTRUCTED BELOW. IN THE
  ABSENCE OF AN INSTRUCTION TO THE CONTRARY, ALL SHARES
  WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1, FOR
  ITEM 2, AND FOR ITEM 3.

  ITEM 1--Election of                   FOR ALL      WITHHELD
  Directors: Ms. Green and              NOMINEES     FOR ALL
  Messrs. Chellgren, Clay,                [_]          [_]
  Davidson, Girard-
  diCarlo, Grefenstette,
  Lindsay, McClelland,
  Marshall, O'Brien,
  Randolph, Rohr, Ross,
  Sarni, Scheuring,
  Simmons, Usher,
  Washington and Wehmeier
  (or any substitute
  nominee in case of
  unavailability).

  [_] FOR ALL NOMINEES, EXCEPT AS INDICATED BELOW:

  -------------------------
  (Write nominee name(s)
  in the space provided
  above to withhold
  authority.)

  ITEM 2--Proposal                        FOR        AGAINST      ABSTAIN
  to approve the PNC                      [_]          [_]          [_]
  Bank Corp. 1997
  Long-Term
  Incentive Award
  Plan

  ITEM 3--Proposal                        FOR        AGAINST      ABSTAIN
  to approve an                           [_]          [_]          [_]
  amendment to the
  PNC Bank Corp.
  Employee Stock
  Purchase Plan


  COMMENTS/ADDRESS CHANGE
  PLEASE MARK THIS BOX IF YOU HAVE        [_]
  WRITTEN COMMENTS/ADDRESS CHANGE
  ON THE REVERSE SIDE.

  SIGNATURE(S)                                                DATE:
              ------------------------------------------------     -------------
  PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING ON BEHALF OF A CORPORATION OR PARTNERSHIP OR AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                        FOLD AND DETACH PROXY CARD HERE
  RETURN PROXY CARD IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING


                               ADMISSION TICKET

                                PNC BANK CORP.

                      1997 ANNUAL MEETING OF SHAREHOLDERS

                            TUESDAY, APRIL 22, 1997
                                   11:00 AM
                           ONE PNC PLAZA--15TH FLOOR
                         FIFTH AVENUE AND WOOD STREET
                           PITTSBURGH, PENNSYLVANIA

  PLEASE ADMIT                                              NON-TRANSFERABLE

                                PNC BANK CORP.

                        ANNUAL MEETING OF SHAREHOLDERS
                           APRIL 22, 1997--11:00 AM
                     PLACE: ONE PNC PLAZA, PITTSBURGH, PA

                             ISP INSTRUCTION CARD

To: PNC Bank, National Association, Trustee of the non-ESOP portion of the PNC Bank Corp. Incentive Savings Plan and PNC Bank, Ohio, National Association, Trustee of the ESOP portion of the PNC Bank Corp. Incentive Savings Plan.

The signatory on the reverse side hereof, a Participant having Common Stock and/or Preferred Stock of PNC Bank Corp. credited to my account, does hereby direct each Trustee to vote the number of shares indicated hereon at the annual meeting of shareholders to be held on April 22, 1997, or any adjournment thereof, as indicated.


                  THIS CARD IS CONTINUED ON THE REVERSE SIDE.
             PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

--------------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                             FOLD AND DETACH HERE

                                                        WILL ATTEND MEETING [_]

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL
  NOMINEES LISTED IN ITEM 1, FOR ITEM 2, AND FOR ITEM 3.
  ALL FULL AND PARTIAL SHARES OF STOCK CREDITED TO YOUR
  PLAN ACCOUNT WILL BE VOTED AS DIRECTED BELOW. IN THE
  ABSENCE OF A DIRECTION TO THE CONTRARY, ALL SHARES
  (INCLUDING UNALLOCATED SHARES) WILL BE VOTED IN THE
  MANNER REQUIRED OR PERMITTED BY THE GOVERNING PLAN
  DOCUMENTS.


  ITEM 1--Election of                   FOR ALL      WITHHELD
  Directors: Ms. Green and              NOMINEES     FOR ALL
  Messrs. Chellgren, Clay,                [_]          [_]
  Davidson, Girard-
  diCarlo, Grefenstette,
  Lindsay, McClelland,
  Marshall, O'Brien,
  Randolph, Rohr, Ross,
  Sarni, Scheuring,
  Simmons, Usher,
  Washington and Wehmeier
  (or any substitute
  nominee in case of
  unavailability).

  [_] FOR ALL NOMINEES, EXCEPT AS INDICATED BELOW:

  -------------------------
  (Write nominee name(s)
  in the space provided
  above to withhold
  authority.)

  ITEM 2--Proposal                        FOR        AGAINST      ABSTAIN
  to approve the PNC                      [_]          [_]          [_]
  Bank Corp. 1997
  Long-Term
  Incentive Award
  Plan

  ITEM 3--Proposal                        FOR        AGAINST      ABSTAIN
  to approve an                           [_]          [_]          [_]
  amendment to the
  PNC Bank Corp.
  Employee Stock
  Purchase Plan

  COMMENTS/ADDRESS CHANGE                 [_]
  PLEASE MARK THIS BOX IF YOU HAVE
  WRITTEN COMMENTS/ADDRESS CHANGE
  ON THE REVERSE SIDE.

  SIGNATURE                                                DATE:
           ------------------------------------------------     ----------------
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                     FOLD AND DETACH INSTRUCTION CARD HERE
        RETURN INSTRUCTION CARD IN ENCLOSED ENVELOPE AFTER COMPLETING,
                              SIGNING AND DATING

                               ADMISSION TICKET

                                PNC BANK CORP.

                      1997 ANNUAL MEETING OF SHAREHOLDERS

                            TUESDAY, APRIL 22, 1997
                                   11:00 AM
                           ONE PNC PLAZA--15TH FLOOR
                         FIFTH AVENUE AND WOOD STREET
                           PITTSBURGH, PENNSYLVANIA

  PLEASE ADMIT                                              NON-TRANSFERABLE

                                 PNC BANK CORP.

                         ANNUAL MEETING OF SHAREHOLDERS
                            APRIL 22, 1997--11:00 AM
                      PLACE: ONE PNC PLAZA, PITTSBURGH, PA

                              RSP INSTRUCTION CARD

To: PNC Bank, National Association, Trustee of the PNC Bank Corp. Retirement Savings Plan.

The signatory on the reverse side hereof, a Participant having Common Stock of PNC Bank Corp. credited to my account, does hereby direct the Trustee to vote the number of shares indicated hereon at the annual meeting of shareholders to be held on April 22, 1997, or any adjournment thereof, as indicated.


                  THIS CARD IS CONTINUED ON THE REVERSE SIDE.
             PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

--------------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                             FOLD AND DETACH HERE

                                                        WILL ATTEND MEETING [_]

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL
  NOMINEES LISTED IN ITEM 1, FOR ITEM 2, AND FOR ITEM 3.
  ALL FULL AND PARTIAL SHARES OF STOCK CREDITED TO YOUR
  PLAN ACCOUNT WILL BE VOTED AS DIRECTED BELOW. IN THE
  ABSENCE OF A DIRECTION TO THE CONTRARY, ALL SHARES
  (INCLUDING UNALLOCATED SHARES) WILL BE VOTED IN THE
  MANNER REQUIRED OR PERMITTED BY THE GOVERNING PLAN
  DOCUMENTS.

  ITEM 1--Election of                   FOR ALL      WITHHELD
  Directors: Ms. Green and              NOMINEES     FOR ALL
  Messrs. Chellgren, Clay,                [_]          [_]
  Davidson, Girard-
  diCarlo, Grefenstette,
  Lindsay, McClelland,
  Marshall, O'Brien,
  Randolph, Rohr, Ross,
  Sarni, Scheuring,
  Simmons, Usher,
  Washington and Wehmeier
  (or any substitute
  nominee in case of
  unavailability).

  [_] FOR ALL NOMINEES, EXCEPT AS INDICATED BELOW:

  -------------------------
  (Write nominee name(s)
  in the space provided
  above to withhold
  authority.)

  ITEM 2--Proposal                        FOR        AGAINST      ABSTAIN
  to approve the PNC                      [_]          [_]          [_]
  Bank Corp. 1997
  Long-Term
  Incentive Award
  Plan

  ITEM 3--Proposal                        FOR        AGAINST      ABSTAIN
  to approve an                           [_]          [_]          [_]
  amendment to the
  PNC Bank Corp.
  Employee Stock
  Purchase Plan


  COMMENTS/ADDRESS CHANGE                 [_]
  PLEASE MARK THIS BOX IF YOU HAVE
  WRITTEN COMMENTS/ADDRESS CHANGE
  ON THE REVERSE SIDE.

  SIGNATURE                                                DATE:
           ------------------------------------------------     ----------------
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                     FOLD AND DETACH INSTRUCTION CARD HERE
        RETURN INSTRUCTION CARD IN ENCLOSED ENVELOPE AFTER COMPLETING,
                              SIGNING AND DATING


                               ADMISSION TICKET

                                PNC BANK CORP.

                      1997 ANNUAL MEETING OF SHAREHOLDERS

                            TUESDAY, APRIL 22, 1997
                                   11:00 AM
                           ONE PNC PLAZA--15TH FLOOR
                         FIFTH AVENUE AND WOOD STREET
                           PITTSBURGH, PENNSYLVANIA

  PLEASE ADMIT                                              NON-TRANSFERABLE

                                PNC BANK CORP.
         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT
                      THE ANNUAL MEETING OF SHAREHOLDERS
                           APRIL 22, 1997--11:00 AM
                     PLACE: ONE PNC PLAZA, PITTSBURGH, PA

Thomas H. O'Brien, Walter E. Gregg, Jr. and William F. Strome, and each of them with full power to act alone and with full power of substitution, are hereby authorized to represent the shareholder named on the reverse side hereof ("shareholder") at the annual meeting of shareholders of PNC Bank Corp. to be held on April 22, 1997, or at any adjournment thereof, and to vote, as indicated on the reverse side hereof, the number of shares of Common Stock and/or Preferred Stock which the shareholder would be entitled to vote if personally present at said meeting. The above named individuals, and each of them with full power to act alone, are further authorized to vote such stock upon any other business as may properly come before the meeting, or any adjournment thereof, in accordance with their best judgment.

THIS PROXY MAY BE REVOKED BY GIVING THE SECRETARY OF THE MEETING WRITTEN NOTICE OF REVOCATION OR A SUBSEQUENTLY DATED PROXY AT ANY TIME BEFORE THE VOTING OF THE SHARES REPRESENTED BY THIS PROXY, OR BY CASTING A BALLOT AT THE MEETING.

                 THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
             PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.
--------------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                             FOLD AND DETACH HERE

                                                        WILL ATTEND MEETING [_]

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL
  NOMINEES LISTED IN ITEM 1, FOR ITEM 2, AND FOR ITEM 3.
  ALL SHARES WILL BE VOTED AS INSTRUCTED BELOW. IN THE
  ABSENCE OF AN INSTRUCTION TO THE CONTRARY, ALL SHARES
  WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1, FOR
  ITEM 2, AND FOR ITEM 3.


  ITEM 1--Election of                   FOR ALL      WITHHELD
  Directors: Ms. Green and              NOMINEES     FOR ALL
  Messrs. Chellgren, Clay,                [_]          [_]
  Davidson, Girard-
  diCarlo, Grefenstette,
  Lindsay, McClelland,
  Marshall, O'Brien,
  Randolph, Rohr, Ross,
  Sarni, Scheuring,
  Simmons, Usher,
  Washington and Wehmeier
  (or any substitute
  nominee in case of
  unavailability).

  [_] FOR ALL NOMINEES, EXCEPT AS INDICATED BELOW:

  -------------------------
  (Write nominee name(s)
  in the space provided
  above to withhold
  authority.)

  ITEM 2--Proposal                        FOR        AGAINST      ABSTAIN
  to approve the PNC                      [_]          [_]          [_]
  Bank Corp. 1997
  Long-Term
  Incentive Award
  Plan

  ITEM 3--Proposal                        FOR        AGAINST      ABSTAIN
  to approve an                           [_]          [_]          [_]
  amendment to the
  PNC Bank Corp.
  Employee Stock
  Purchase Plan

  COMMENTS/ADDRESS CHANGE                 [_]
  PLEASE MARK THIS BOX IF YOU HAVE
  WRITTEN COMMENTS/ADDRESS CHANGE
  ON THE REVERSE SIDE.

  SIGNATURE(S)                                                DATE:
              ------------------------------------------------     -------------
  PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING ON BEHALF OF A CORPORATION OR PARTNERSHIP OR AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                        FOLD AND DETACH PROXY CARD HERE
  RETURN PROXY CARD IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING


                               ADMISSION TICKET

                                PNC BANK CORP.

                      1997 ANNUAL MEETING OF SHAREHOLDERS

                            TUESDAY, APRIL 22, 1997
                                   11:00 AM
                           ONE PNC PLAZA--15TH FLOOR
                         FIFTH AVENUE AND WOOD STREET
                           PITTSBURGH, PENNSYLVANIA

  PLEASE ADMIT                                              NON-TRANSFERABLE